                                                                     Exhibit 4.4

                            GREENPOINT CREDIT, LLC,

                         CONTRACT SELLER AND SERVICER,



                                      and


                             GREENPOINT ASSET LLC,

                                   PURCHASER

                     CONTRACT SALE AND SERVICING AGREEMENT



                             Dated as of [______]



                GreenPoint Manufactured Housing Contract Trust
                              Pass-Through Notes

                                 Series [____]
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                                                   TABLE OF CONTENTS

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ARTICLE I        DEFINITIONS.................................................................................    1

         Section 1.01 Terms..................................................................................    1

ARTICLE II       CONVEYANCE OF CONTRACTS, REPRESENTATIONS AND WARRANTIES....................................    23

         Section 2.01 Conveyance of Contracts...............................................................    23

         Section 2.02 Filing and Assignment, Name Change or Relocation......................................    24

         Section 2.03 Acceptance by Indenture Trustee.......................................................    25

         Section 2.04 Indenture Trustee Receipt of Documents................................................    25

         Section 2.05 Representations and Warranties Regarding the Servicer.................................    26

         Section 2.06 Covenants of the Contract Seller, Indenture Trustee and Servicer......................    27

         Section 2.07 Authentication and Delivery of Notes..................................................    27

         Section 2.08 Covenants of the Servicer.............................................................    27

         Section 2.09 Covenants of the Contract Seller......................................................    27

ARTICLE III      REPRESENTATIONS AND WARRANTIES BY THE CONTRACT SELLER......................................    28

         Section 3.01 Representations and Warranties of the Contract Seller.................................    28

         Section 3.02 Representations and Warranties Regarding Each Contract................................    29

         Section 3.03 Representations and Warranties Regarding the Contracts in the Aggregate...............    33

         Section 3.04 Representations and Warranties Regarding the Contracts................................    34

         Section 3.05 Repurchases of Contracts or Substitution of Contracts for Breach of
                      Representations and Warranties........................................................    34

         Section 3.06 General...............................................................................    37

ARTICLE IV       ADMINISTRATION AND SERVICING OF CONTRACTS..................................................    37

         Section 4.01 Responsibility for Contract Administration and Servicing..............................    37

         Section 4.02 Standard of Care......................................................................    38

         Section 4.03 Records...............................................................................    38

         Section 4.04 Inspection............................................................................    38

         Section 4.05 Establishment of and Deposits in Note Account.........................................    39

         Section 4.06 Payment of Taxes......................................................................    40

         Section 4.07 Enforcement...........................................................................    40

         Section 4.08 Transfer of Note Account..............................................................    41

         Section 4.09 Maintenance of Hazard Insurance Policies..............................................    42
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         Section 4.10 Fidelity Bond and Errors and Omissions Insurance......................................    43

         Section 4.11 Collections under Hazard Insurance Policies, Consent to Transfers of Manufactured
                      Homes, Assumption Agreements..........................................................    43

         Section 4.12 Realization upon Defaulted Contracts..................................................    44

         Section 4.13 Costs and Expenses....................................................................    45

         Section 4.14 Indenture Trustee to Cooperate........................................................    45

         Section 4.15 Servicing and Other Compensation......................................................    46

         Section 4.16 Custody of Contracts..................................................................    46

         Section 4.17 REMIC Compliance......................................................................    48

         Section 4.18 Management of REO Property............................................................    53

         Section 4.19 Reports to the Securities and Exchange Commission.....................................    55

         Section 4.20 Annual Statement as to Compliance.....................................................    55

         Section 4.21 Annual Independent Public Accountants' Servicing Report...............................    55

         Section 4.22 Retitling of Land Home Contracts......................................................    55

         Section 4.23 Notice of Rating Change...............................................................    56

ARTICLE V        PAYMENTS, MONTHLY ADVANCES AND MONTHLY REPORTS.............................................    56

         Section 5.01 Monthly Advances by the Servicer......................................................    56

         Section 5.02 Payments..............................................................................    57

         Section 5.03 Permitted Withdrawals from the Note Account...........................................    60

         Section 5.04 Monthly Reports.......................................................................    61

         Section 5.05 Certificate of Servicing Officer......................................................    63

         Section 5.06 Other Data............................................................................    63

         Section 5.07 Statements to Noteholders.............................................................    64

         Section 5.08 Note Insurance Policy; Enhancement Payments...........................................    65

         Section 5.09 Reserve Account,......................................................................    65

         Section 5.10 LOC; Draw Amounts; Spread Account.....................................................    65

ARTICLE VI       THE NOTES..................................................................................    67

         Section 6.01 The Notes.............................................................................    67

         Section 6.02 Note Register; Registration of Transfer and Exchange of Notes.........................    68

         Section 6.03 Mutilated, Destroyed, Lost or Stolen Notes............................................    71

         Section 6.04 Persons Deemed Owners.................................................................    72
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         Section 6.05 Access to List of Noteholders' Names and Addresses....................................    72

         Section 6.06 Global Notes..........................................................................    72

         Section 6.07 Notices to Depository.................................................................    73

         Section 6.08 Definitive Notes......................................................................    73

ARTICLE VII      THE CONTRACT SELLER AND THE SERVICER.......................................................    74

         Section 7.01 Liabilities to Obligors...............................................................    74

         Section 7.02 Servicer's Indemnities................................................................    74

         Section 7.03 Operation of Indemnities..............................................................    75

         Section 7.04 Merger or Consolidation of the Contract Seller or the Servicer........................    75

         Section 7.05 Limitation on Liability of the Contract Seller, the Servicer and Others...............    75

         Section 7.06 Assignment by Servicer................................................................    76

         Section 7.07 Successor to the Servicer.............................................................    76

ARTICLE VIII     EVENTS OF DEFAULT..........................................................................    78

         Section 8.01 Events of Default.....................................................................    78

         Section 8.02 Waiver of Defaults....................................................................    79

         Section 8.03 Indenture Trustee to Act, Appointment of Successor....................................    79

         Section 8.04 Notification to Noteholders...........................................................    80

         Section 8.05 Effect of Transfer....................................................................    80

         Section 8.06 Transfer of the Account...............................................................    80

         Section 8.07 Servicer Termination Events...........................................................    80

ARTICLE IX       CONCERNING THE TRUSTEE.....................................................................    81

         Section 9.01 Duties of Indenture Trustee...........................................................    81

         Section 9.02 Certain Matters Affecting the Indenture Trustee.......................................    83

         Section 9.03 Indenture Trustee not Liable for Notes or Contracts...................................    84

         Section 9.04 Indenture Trustee May Own Notes.......................................................    84

         Section 9.05 Servicer to Pay Fees and Expenses of Indenture Trustee and Certificate of
                      Administrator.........................................................................    84

         Section 9.06 Eligibility Requirements for Indenture Trustee........................................    85

         Section 9.07 Resignation and Removal of the Indenture Trustee......................................    85

         Section 9.08 Successor Indenture Trustee...........................................................    86

         Section 9.09 Merger or Consolidation of Indenture Trustee..........................................    87
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         Section 9.10 Appointment of Co-Indenture Trustee or Separate Indenture Trustee.....................    87

         Section 9.11 Appointment of Office or Agency.......................................................    88

         Section 9.14 Determination of LIBOR; Auction Procedures............................................    89

ARTICLE X        TERMINATION................................................................................    89

         Section 10.01 Termination..........................................................................    89

ARTICLE XI       MISCELLANEOUS PROVISIONS...................................................................    94

         Section 11.01 Amendment............................................................................    94

         Section 11.02 Recordation of Agreement; Counterparts...............................................    96

         Section 11.03 Governing Law........................................................................    96

         Section 11.04 Calculations.........................................................................    96

         Section 11.05 Notices..............................................................................    96

         Section 11.06 Severability of Provisions...........................................................    97

         Section 11.07 Assignment...........................................................................    98

         Section 11.08 Limitations on Rights of Noteholders.................................................    98

         Section 11.09 Inspection and Audit Rights..........................................................    98

         Section 11.10 Notes Nonassessable and Fully Paid...................................................    99

         Section 11.11 Third Party Beneficiary..............................................................    99

         Section 11.12 Purchases Upon Conversion............................................................    99
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          This CONTRACT SALE AND SERVICING AGREEMENT (SERIES [_______]), dated as of [__________] (the "Agreement"), is executed by and between GreenPoint
Credit, LLC, as the contract seller (in such capacity, the "Contract Seller")
and the servicer (in such capacity together with its permitted successors, the
"Servicer"), and GreenPoint Asset LLC (in such capacity, the "Purchaser").

          The Contract Seller and Servicer have duly authorized the execution and delivery of this Agreement to provide for the issuance of GreenPoint Manufactured Housing Contract Trust, Pass-Through Notes, Series [_______] (the "Notes"). The Notes issued hereunder shall be limited to the amount herein described. All covenants and agreements made by the Contract Seller herein are for the benefit and security of the Purchaser. The Contract Seller is entering into this Agreement, and the Purchaser is accepting the Contracts (defined below)) tendered herein for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.

          In consideration of the premises and the mutual agreements hereinafter set forth, the parties hereto agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

     Section 1.01  Terms.
                   -----

     Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

     Affiliate: As to any specified Person, any other Person controlling or
     ---------
controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" or "controlled" have meanings correlative to the foregoing.

     Aggregate Net Liquidation Losses: With respect to the time of reference
     --------------------------------
thereto, the aggregate of the amounts by which (i) the outstanding principal balance of each Contract that during such time of reference had become a Liquidated Contract, plus accrued and unpaid interest thereon at the related Contract Rate to the Due Date for such Contract in the Collection Period in which such Contract became a Liquidated Contract exceeds (ii) the Net Liquidation Proceeds for such Contract.

     Agreement:  This Pooling and Servicing Agreement and any and all
     ---------
amendments or supplements hereto.

     Annual Servicing Rate:  [__]% per annum (or, in the case of a successor
     ---------------------
Servicer engaged at any time after GreenPoint is no longer the Servicer, the percentage agreed upon pursuant to Section 6.07).

     Assignment: An individual assignment of a Mortgage, notice or transfer
     ----------
or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect of record the sale or transfer of the related Land Home Contract.

     Auction Agent:  The meaning assigned in the Auction Procedures.
     -------------

     Auction Agent Agreement:  The meaning assigned in the Auction Procedures.
     -----------------------

     Auction Agent Fee:  The meaning assigned in the Auction Agent Agreement.
     -----------------

     Auction Procedures: The procedures set forth in Schedule I hereof by which
     ------------------
the Auction Rate is determined.

     Auction Rate: The rate of interest per annum that results from
     ------------
implementation of the Auction Procedures and which is determined as described in
Section 2.1.1(c)(ii) of the Auction Procedures.

     Available Distribution Amount: As to any Distribution Date, the sum of
     -----------------------------
(a) the amount on deposit or otherwise credited to the Note Account as of the end of the Collection Period ending immediately prior to such Distribution Date, less the portion of such amount (i) permitted to be withdrawn by the Servicer pursuant to Section 5.02 or (ii) constituting Excess Contract Payments, (b) the Monthly Advance for such Distribution Date actually made in respect of such Distribution Date, and (c) the amount constituting the Holdover Amount as of the immediately preceding Distribution Date.

     Business Day: Any day other than (i) a Saturday or a Sunday, or (ii) a
     ------------
day on which the New York Stock Exchange or banking institutions in the City of New York, New York, or the State of California or the city in which the Corporate Trust Office of the Indenture Trustee is located are authorized or obligated by law or executive order to be closed.

     Closing Date:  [__________].
     ------------

     Code:  The Internal Revenue Code of 1986, including any successor or
     ----
amendatory provisions.

     Collected Scheduled Payments: As to any Distribution Date, (a) the
     ----------------------------
amount on deposit in the Note Account as of the end of the related Collection Period, less (b) the sum of (i) the aggregate of all Partial Prepayments collected during such Collection Period, (ii) the aggregate of all payments collected during such Collection Period on Contracts that were prepaid in full during such Collection Period (less the aggregate of the Scheduled Payments due on such Contracts that were delinquent as of the beginning of such Collection Period and recovered out of such collections), (iii) the aggregate of the Net Liquidation Proceeds collected in respect of all Contracts that became Liquidated Contracts during such Collection Period (less the aggregate of Scheduled Payments due on such Contracts that were delinquent at the beginning of such Collection Period and recovered out of such collections and less any Repossession Profits collected during such Collection Period), (iv) the aggregate of the Repurchase Prices of all Contracts that were repurchased by the Contract Seller pursuant to Section 3.05 (less the

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aggregate of Scheduled Payments due on such Contracts that were delinquent at the beginning of such Collection Period and recovered out of such collections),
(v) the amounts permitted to be withdrawn by the Servicer from the Note Account pursuant to clauses (i), (ii), (iii), (iv), (v) and (vii) of Section 5.02, and
(vi) amounts representing Excess Contract Payments.

     Collection Period: With respect to any Manufactured Home and Distribution
     -----------------
Date other than the first Distribution Date, the calendar month preceding any such Distribution Date and with respect to the first Distribution Date, the period from ________________ through ________________.

     Computer Tape: The computer tape generated by the Servicer on behalf of
     -------------
the Contract Seller which provides information relating to the Contracts sold by the Contract Seller, and includes the master file and the history file.

     Contract: Any one of the manufactured housing installment sale contracts or
     ---------
installment loan agreements, including any Land Home Contracts, described in the Contract Schedule, which Contracts are to be sold and assigned by the Contract Seller to the Purchaser and which are the subject of this Agreement. The Contracts include all related security interests and any and all rights to receive payments which are due pursuant thereto from and after the Cut-Off Date, but exclude any rights to receive payments which were due pursuant thereto prior to the Cut-Off Date.

     Contract File: As to each Contract other than a Land Home Contract, (a)
     -------------
the original copy of the Contract, (b) the original title document issued to the Contract Seller or [______________] as secured lender or agent therefor for the related Manufactured Home, unless the laws of the jurisdiction in which the related Manufactured Home is located do not provide for the issuance of any title documents for manufactured housing to secured lenders, (c) evidence of one or more of the following types of perfection of the security interest in favor of the Contract Seller or [________________] as secured lender or agent therefor in the related Manufactured Home granted by such Contract, as appropriate: (1) notation of such security interest on the title document, (2) a financing statement meeting the requirements of the UCC, with evidence of filing in the appropriate offices indicated thereon, or (3) such other evidence of perfection of a security interest in a manufactured housing unit as is customary in such jurisdiction, (d) the assignment of the Contract from the manufactured housing dealer to the Contract Seller or [_______________], if any, including any intervening assignments, and (e) any extension, modification or waiver agreement(s).

     Contract Pool:  The pool of Contracts held by the Purchaser.
     -------------

     Contract Rate: With respect to each Contract, the per annum rate of
     -------------
interest borne by such Contract, as set forth or described in such Contract.

     Contract Schedule: The list identifying each Contract, as amended from
     -----------------
time to time, which list is attached hereto as Exhibit A and which (a)
                                               ---------
identifies each Contract by contract number and name and address of the Obligor, and (b) sets forth as to each Contract (i) the Scheduled Principal Balance as of the Cut-Off Date, (ii) the amount of each monthly payment

                                      -3-
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due from the Obligor, (iii) the Contract Rate, (iv) the maturity date, (v) the maximum cap and (vi) the minimum cap.

     Contract Seller:  GreenPoint.
     ---------------

     Corporate Trust Office: The principal corporate trust office of the
     ----------------------
Indenture Trustee at which, at any particular time, its corporate trust business shall be administered, which office at the date of execution of this Agreement is located at [_______________________], except that for purposes of Section 9.11, such term shall mean the office or agency of the Indenture Trustee in [____________________].

     Cumulative Realized Losses: As to any Distribution Date, the Aggregate
     --------------------------
Net Liquidation Losses for the period from the Cut-Off Date through the end of the Collection Period preceding the month of such Distribution Date.

     Current Realized Loss Ratio: As to any Distribution Date, the
     ---------------------------
annualized percentage equivalent of the fraction, the numerator of which is the sum of the Aggregate Net Liquidation Losses for the three preceding Collection Periods related to such Distribution Date and the denominator of which is the arithmetic average of the Pool Scheduled Principal Balances for such Distribution Date and the preceding two Distribution Dates.

     Cut-Off Date:  The close of business on [______________].
     ------------

     Cut-Off Date Pool Principal Balance: The aggregate of the Scheduled
     -----------------------------------
Principal Balances of the Contracts as of the Cut-Off Date.

     Deficiency: With respect to any Contract that is a Liquidated Contract,
     ----------
the amount by which (i) the outstanding principal balance of such Contract, plus accrued and unpaid interest thereon at the related Contract Rate to the Due Date for such Contract in the Collection Period in which such Contract became a Liquidated Contract exceeds (ii) the Net Liquidation Proceeds for such Contract.

     Deficiency Amount:  With respect to any Contract, the amount, if any, that
     -----------------
the Servicer collects directly from the Obligor with respect to any Deficiency.

     Deficiency Percentage: [__]%.
     ---------------------

     Definitive Notes:  As defined in Section 9.10.
     ----------------

     Depository: The initial Depository shall be the Depository Trust
     ----------
Company, the nominee of which is Cede & Co., or any other organization registered as a "clearing agency" pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. The Depository shall initially be the registered Holder of the Global Notes. The Depository shall at all times be a "clearing corporation" as defined in the Uniform Commercial Code of the State of New York.

     Depository Agreement: The agreement among the Contract Seller, the
     --------------------
Purchaser and the initial Depository, dated as of the Closing Date, substantially in the form of Exhibit I.
                             ---------

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     Depository Participant: A broker, dealer, bank or other financial
     ----------------------
institution or other person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

     Determination Date: With respect to any Distribution Date, the third
     ------------------
Business Day prior to such Distribution Date.

     Disqualified Organization: Any organization defined as a "disqualified
     -------------------------
organization" under Section 860E(e)(5) of the Code and any of the following: (i) the United States, any State or political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for the FHLMC, a majority of its board of directors is not selected by such governmental unit), (ii) a foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code, and (v) any "electing large partnership" within the meaning of Section 775 of the Code. The terms "United States", "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

     Distribution Amount: As to any Distribution Date, the total amount
     -------------------
distributed to the Noteholders pursuant to Section 5.02.

     Distribution Date: (A) With respect to payment distributions to be made
     -----------------
to the Noteholders pursuant to the Indenture, the deposit of amounts to the Special Account pursuant to the Indenture, the statement to be delivered to the Noteholders pursuant to the Indenture and the determination of the Interest Accrual Period for the Notes, the [__]th day of each calendar month after the initial issuance of the Notes, or if such [__]th day is not a Business Day, the next succeeding Business Day, and (B) for all other purposes hereunder, the [__]th day of each calendar month commencing in [____], or if such day is not a Business Day, the next succeeding Business Day, and ending on the last day of the month in which the Note Balance has been reduced to zero, and the [__] day of each calendar month thereafter, or if such [__] day is not a Business Day, the next succeeding Business Day.

     Due Date: With respect to each Contract, the day of the month on which the
     --------
related Scheduled Payment is due, exclusive of any days of grace.

     Eligible Account: An account that is one of the following (i) an
     ----------------
account maintained with a FDIC-insured depository institution which is subject to examination by federal or state authorities and the commercial paper of which has a rating of P-1 from Moody's (if rated by Moody's) and A-1 from S&P or the long-term deposits or long-term unsecured senior debt obligations of which are in one of the two highest rating categories of Moody's and S&P, or maintained with a depository institution that is otherwise acceptable to each Rating Agency (as evidenced by a letter from each Rating Agency to such effect), (ii) a trust account maintained with the Indenture Trustee in which the funds are either held uninvested or invested solely in

Eligible Investments, or (iii) an account that is otherwise acceptable to the Rating Agencies, as evidenced by a letter from each Rating Agency, without a reduction or withdrawal of the rating of the Notes.

     Eligible Investments: One or more of the following in the order of priority
     --------------------
specified herein:

          (a) any common trust fund, collective investment trust or money market fund rated Aaa by Moody's and AAAg or AAAm by S&P; and

          (b) other obligations or securities that are acceptable to each Rating Agency as an Eligible Investment hereunder and will not result in a reduction in or withdrawal of the then current rating or ratings of the Notes, as evidenced by a letter to such effect from each Rating Agency;

provided, however, that no investments in "interest only" stripped obligations shall qualify as an Eligible Investment pursuant to this definition.

     Eligible Substitute Contract: As to any Replaced Contract for which such
     ----------------------------
Eligible Substitute Contract is being substituted pursuant to Section 3.05(b), a Contract that (a) as of the date of its substitution, satisfies all of the representations and warranties (which, except when expressly stated to be as of origination, shall be deemed to be determined as of the date of its substitution rather than as of the Cut-Off Date or the Closing Date) in Section 3.02 and does not cause any of the representations and warranties in Section 3.03, after giving effect to such substitution, to be incorrect, (b) after giving effect to the Scheduled Payment due in the month of such substitution, has a Scheduled Principal Balance that is not greater than the Scheduled Principal Balance of such Replaced Contract, (c) has a Contract Rate that is at least equal to the Contract Rate of such Replaced Contract, (d) has a remaining term to scheduled maturity that is not greater than the remaining term to scheduled maturity of the Replaced Contract, and (e) has not been delinquent for more than 31 days as to any Scheduled Payment due within twelve months of the date of its substitution. In addition, a Substitute Contract which is a Land Home Contract may only be used to replace a Replaced Contract which was a Land Home Contract.

     Enhancement Payment: As to any Distribution Date and the immediately
     -------------------
preceding Collection Period, the amount by which the aggregate amount distributable to the Noteholders pursuant to the Indenture exceeds the sum of
(x) the aggregate Available Distribution Amount and (y) any Draw Amounts received by the Indenture Trustee two Business Days prior to such Distribution Date in respect of Section 5.01(a)(i) and (ii).

     ERISA:  The Employee Retirement Income Security Act of 1974, as amended.
     -----

     Event of Default: Any one of the Events of Default described in Section
     ----------------
     7.01 hereof.

     Excess Contract Payment: With respect to any Contract, any portion of a
     -----------------------
payment of principal and interest on such Contract, that (a) is in excess of the Scheduled Payment (or is an integral multiple thereof and has not been identified by the Obligor as a Principal Prepayment), (b) is not a Principal Prepayment and (c) is not part of the Liquidation Proceeds of such Contract or the Repurchase Price of such Contract paid pursuant to Section 3.05.

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

     Extension Fee:  Any extension fee paid by the Obligor on a Contract.
     -------------

     FDIC:  The Federal Deposit Insurance Corporation, or any successor thereto.
     ----

     FHLMC: The Federal Home Loan Mortgage Corporation, a corporate
     -----
instrumentality of the United States created and existing under Title III of the Emergency Home Finance Act of 1970, as amended, or any successor thereto.

     [Fidelity Bond: A fidelity bond to be maintained by the Servicer pursuant
     --------------
to Section 4.09.]

     First Distribution Date:  With respect to the Notes, [______________].
     -----------------------

     FNMA: The Federal National Mortgage Association, a federally chartered
     ----
and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act, or any successor thereto.

     Formula Principal Distribution Amount: As to any Distribution Date, an
     -------------------------------------
amount equal to the sum of (a) the Total Regular Principal Amount for such Distribution Date, (b) any previously undistributed shortfalls in the distribution of the Total Regular Principal Amount in respect of prior Distribution Dates and the Holdover Amount as of the immediately preceding Distribution Date.

     Formula Rate:  A per annum rate equal to the sum of (a) LIBOR and (b)
     ------------
[__]%. Fractional Interest: As to any Note, the product of (a) the Percentage Interest evidenced by such Note multiplied by (b) the amount derived from dividing the Note Balance represented by such Note.

     Funding Event Demand:  As defined in the Insurance Agreement
     --------------------

     Global Note: Any Note registered in the name of the Depository or its
     -----------
nominee, ownership of which is reflected on the books of the Depository or on the books of a Person maintaining an account with such Depository (directly or as an indirect participant in accordance with the rules of such Depository and as described in the Indenture). On the Closing Date, all Notes will be Global Notes.

     GreenPoint: GreenPoint Credit, LLC, a Delaware limited liability
     ----------
company, its successors or assigns.

     GreenPoint Asset LLC. GreenPoint Asset LLC, a Delaware limited
     --------------------
liability company, its successors or assigns.

     GreenPoint Bank: GreenPoint Bank, a New York state chartered savings
     ---------------
bank, and its successors and assigns.

     Gross Margin:  With respect to each Contract that has a variable Contract
     ------------
Rate, the percentage set forth as such on the Contract Schedule.

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     Hazard Insurance Policy: With respect to each Contract, the policy of
     -----------------------
fire and extended coverage insurance (and federal flood insurance, if applicable) required to be maintained for the related Manufactured Home, as provided in Section 4.08 (which may be a blanket insurance policy maintained by the Servicer in accordance with the terms and conditions of Section 4.08).

     Holdover Amount: On (i) the first Distribution Date on which the
     ---------------
Noteholders receive distributions of principal pursuant to the Indenture, zero,
(ii) on each subsequent Distribution Date on which the Noteholders receive distributions of principal pursuant to the Indenture but prior to the Pro Rata Date, an amount equal to the lesser of (i) $24,999.99 and (ii) the portion of the Formula Principal Distribution Amount required to be applied as a principal payment on the Notes that exceeds $25,000 or an integral multiple of $25,000 and
(iii) on each Distribution Date on and after the Pro Rata Date, zero.

     Indenture. The Indenture, dated [____________] between the Purchaser, as
     ---------
issuer, and [_______], as Indenture Trustee.

     Indenture Trustee.  [_____________]
     -----------------

     [Independent Contractor: Either (i) any Person (other than the Servicer
     -----------------------
or the Indenture Trustee) that would be an "independent contractor" within the meaning of Section 856(d)(3) of the Code if the Trust Fund were a real estate investment trust (except that the ownership test set forth in that Section shall be considered to be met by any Person that owns, directly or indirectly, 35 percent or more of the Notes, or such other interest in the Notes as is set forth in an Opinion of Counsel, which shall be at no expense to the Indenture Trustee or the Purchaser, delivered to the Indenture Trustee), so long as the Trust Fund does not receive or derive any income from such person and provided that the relationship between such Person and the Indenture Trustee is at arm's length, all within the meaning of Treasury Regulation Section 1.856-4(b)(5), or
(ii) any other Person (including the Servicer and the Indenture Trustee) upon receipt by the Indenture Trustee of an Opinion of Counsel, which shall be at no expense to the Indenture Trustee, to the effect that the taking of any action in respect of any REO Property by such Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent Contractor will not cause such REO Property to cease to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code (determined without regard to the exception applicable for purposes of Section 860D(a) of the Code).]

     Index: With respect to each Contract that has not converted its Contract
     -----
Rate from a variable rate to a fixed rate, the per annum rate equal to (i) the monthly average yield on U.S. Treasury securities adjusted to a constant maturity of one year (as compiled by the U.S. Treasury Department), in accordance with the terms of the related Contract or (ii) Twelve-Month LIBOR in effect with respect to such Contract.

     Initial Note Balance:  As set forth in the Indenture.
     --------------------

     Insurance Agreement: The Master Insurance and Reimbursement Agreement,
     -------------------
dated as of the Closing Date, among GreenPoint, GreenPoint Bank, the Indenture Trustee and the Insurer, as amended, modified and supplemented from time to time in accordance with its terms.

     Insurer:  [_____________] and its successors and assigns.
     -------

     Insurer Default:  The failure by the Insurer to make a payment under the
     ---------------
Note Insurance Policy in accordance with its terms.

     Interest Accrual Period: With respect to any Distribution Date, other
     -----------------------
than the First Distribution Date, the one month period beginning on the Distribution Date occurring during the preceding Collection Period and ending on the day preceding the Distribution Date occurring during the current Collection Period, and with respect to the First Distribution Date, the period commencing on the Closing Date and ending on the First Distribution Date.

     Interest Distribution Amount: As to any Distribution Date, an amount equal
     ----------------------------
to the sum of (a) interest accrued during the related Interest Accrual Period at the Pass-Through Rate on the Note Balance as of such Distribution Date (before giving effect to the principal distributions on such Distribution Date) and (b) any Unpaid Interest Shortfall.

     Interest Shortfall: As to any Distribution Date, any amount by which the
     ------------------
amount distributed to Holders Notes on such Distribution Date is less than the amount computed pursuant to clause (a) of the definition of "Interest Distribution Amount."

     Land Home Contract: A Contract that is secured by a mortgage or deed of
     ------------------
trust on real estate on which the related Manufactured Home is situated (as well as by such related Manufactured Home).

     Land Home Contract File: As to each Land Home Contract, (a) the original
     -----------------------
copy of the Land Home Contract, (b) the original related Mortgage with evidence of recording thereon (or, if the original Mortgage has not yet been returned by the applicable recording office, a copy thereof, certified by such recording office, which will be replaced by the original Mortgage when it is so returned) and any title document for the related Manufactured Home, (c) the assignment of the Land Home Contract from the originator (if other than the Contract Seller) to the Contract Seller, (d) if such Land Home Contract was originated by the Contract Seller, an endorsement of such Land Home Contract by the Contract Seller, and (e) any extension, modification or waiver agreement(s).

     Late Payment Fees: Any late payment fees (including any not sufficient
     -----------------
funds fees) paid by Obligors on Contracts after all sums received have been allocated first to regular installments due or overdue and all such installments are then paid in full.

     Latest Due Date:  The latest date on which any Contract matures.
     ---------------

     LIBOR: As of any LIBOR Determination Date and the Notes, the rate for
     -----
deposits in United States dollars for a period equal to the relevant Interest Accrual Period (commencing on the first day of such Interest Accrual Period) which appears in the Telerate Screen Page 3750 as of 11:00 a.m. London time, on such date. If such rate does not appear on Telerate Screen Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in United States dollars are offered by the Reference Banks at approximately 11:00 a.m., London time, on that day to prime banks in the London interbank market for a period equal to the relevant Interest Accrual Period (commencing on the first day of such Interest Accrual Period) and as quoted to the Indenture Trustee by such Reference Banks. If at least two such quotations are provided, the rate for that day will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that day will be the arithmetic mean of the rates quoted to major banks in New York City, selected by the Servicer, at approximately 11:00 a.m., New York City time, on that day for loans in United States dollars to leading European banks for a period equal to the relevant Interest Accrual Period (commencing on the first day of such Interest Accrual Period).

     LIBOR Determination Date: With respect to any Interest Accrual Period,
     ------------------------
the second London business day preceding the commencement of such Interest Accrual Period. For purposes of determining LIBOR, a "London business day" is any day on which dealings in deposits of United States dollars are transacted in the London interbank market.

     Liquidated Contract: Any defaulted Contract as to which the Servicer
     -------------------
has determined that all amounts (other than amounts in respect of any Deficiency) which it expects to recover from or on account of such Contract have been recovered; provided that any defaulted Contract in respect of which the related Manufactured Home and, in the case of Land Home Contracts, Mortgaged Property, has been realized upon and liquidated and the proceeds of such disposition have been received shall be deemed to be a Liquidated Contract.

     Liquidation Expenses: All reasonable out-of-pocket expenses (exclusive of
     --------------------
overhead expenses) which are incurred by the Servicer in connection with the liquidation of any defaulted Contract, on or prior to the date on which the related Manufactured Home, and, in the case of Land Home Contracts, Mortgaged Property, is liquidated, including legal fees and expenses, any unreimbursed amount expended by the Servicer pursuant to Sections 4.06, 4.07, 4.08 or 4.12 (to the extent such amount is reimbursable under the terms of Sections 4.06, 4.07, 4.08 or 4.12, as the case may be) with respect to such Contract, and any unreimbursed expenditures for property taxes or other taxes or charges or for property restoration or preservation that are related to such liquidation.

     Liquidation Proceeds: Cash (including insurance proceeds other than
     --------------------
those applied to the restoration of the related Manufactured Home or Mortgaged Property or released to the related Obligor in accordance with the normal servicing procedures of the Servicer, but excluding Deficiency Amounts) received in connection with the liquidation of defaulted Contracts, whether through repossession or otherwise.

     Loan-To-Value Ratio: The fraction, expressed as a percentage, the
     -------------------
numerator of which is the original principal balance of the related Contract and the denominator of which is the Original Value of the related Manufactured Home.

     Majority In Interest: As to any the Notes, the Holders of Notes evidencing,
     --------------------
in the aggregate, at least 51% of the Percentage Interests evidenced by the Notes.

     Manufactured Home: A unit of manufactured housing which meets the
     -----------------
requirements of Section 25(e)(10) of the Code, securing the indebtedness of the Obligor under the related Contract.

     Market Agent:  The meaning assigned in the Auction Procedures.
     ------------

     Maximum Cap: With respect to each Contract, the amount set forth on the
     -----------
Contract Schedule pursuant to clause (v) of the definition thereof.

     Monthly Advance: As to any Distribution Date, the lesser of (1) (a) the
     ---------------
amount, if any, by which (i) the Scheduled Amount exceeds (ii) the Collected Scheduled Payments, less (b) the amount of any Scheduled Payment on a Contract due during the related Collection Period which the Servicer has determined would be a Nonrecoverable Advance if an advance in respect of such Scheduled Payment were made and (2) the amount by which the Available Distribution Amount (exclusive of the Monthly Advance component thereof) for such Distribution Date is less than the sum of (a) the Total Regular Principal Amount and (b) the Interest Distribution Amount.

     Monthly Advance Reimbursement Amount: Any amount received or deemed to
     ------------------------------------
be received by the Servicer pursuant to Section 5.01(b) or (c) in reimbursement of a Monthly Advance made out of its own funds.

     Monthly Report:  The monthly report described in Section 5.03.
     --------------

     Monthly Servicing Fee: As of any Distribution Date, an amount equal to
     ---------------------
one-twelfth of 1.00% per annum (or, in the case of a successor Servicer engaged at any time after GreenPoint is no longer the Servicer, the percentage agreed upon pursuant to Section 6.07) of the Pool Scheduled Principal Balance for such Distribution Date.

     Monthly Servicing Fee Subordination Event: As to any Distribution Date
     -----------------------------------------
and so long as GreenPoint is acting as the Servicer, a Monthly Servicing Fee Subordination Event shall exist if the Three-Month Average Pass-Through Rate exceeds Three-Month Average LIBOR by at least 0.50% per annum.

    Moody's:  Moody's Investors Service, Inc. or any successor thereto.
    -------

    Mortgage: The mortgage, deed of trust, security deed or similar
    --------
evidence of lien, creating a first lien on an estate in fee simple in the real property securing a Land Home Contract.

    Mortgaged Property:  The property subject to the lien of a Mortgage.
    ------------------

    Net Contract Rate: With respect to the first twelve Distribution Dates,
    -----------------
the rate of interest per annum borne by a Contract on the first day of the related Collection Period minus the Annual Servicing Rate. For each Distribution Date thereafter, the rate of interest per annum borne by a Contract on the first day of the related Collection Period minus the sum of (i) the Annual Servicing Rate and (ii) 0.50%.

    Net Funds Cap Carryover Amount: As of the First Distribution Date,
    ------------------------------
zero. On each subsequent Distribution Date, the sum of (A) if on such Distribution Date, the Pass-Through Rate is based upon the Net Weighted Average Contract Rate, the excess of (i) the lesser of (a) the product of (x) the Weighted Average Maximum Cap and (y) the Note Balance and (b) the amount of interest the Notes would otherwise be entitled to receive on such Distribution Date had such rate been calculated at the Formula Rate for such Distribution Date over (ii) the amount of interest payable on the Notes at the Net Weighted Average Contract Rate for such Distribution Date and (B) the Net Funds Cap Carryover Amount, together with accrued interest thereon at the Pass-Through Rate in effect on such Distribution Date, for all previous Distribution Dates not previously distributed pursuant to the Indenture.

     Net Liquidation Proceeds: As to any Liquidated Contract, Liquidation
     ------------------------
Proceeds net of the sum of (i) Liquidation Expenses, (ii) all accrued and unpaid interest thereon through the date the related Contract becomes a Liquidated Contract and (iii) any amount required to be paid to the Obligor or any other Person with an interest in the Manufactured Home or Mortgaged Property that is senior to the interest of the Trust Fund.

     Net Weighted Average Contract Rate: As to any Distribution Date, the
     ----------------------------------
weighted average of the Net Contract Rates of all of the Contracts as of the first day of the related Collection Period, weighted on the basis of the Scheduled Principal Balances of the Contracts on the first day of the related Collection Period.

     Non-United States Person:  Any Person other than a United States Person.
     ------------------------

     Nonrecoverable Advance: Any advance made or proposed to be made pursuant to
     ----------------------
Section 4.06, Section 4.08 or Section 5.01 which the Servicer believes, in its good faith judgment, is not, or if made would not be, ultimately recoverable from late payments, Liquidation Proceeds or otherwise. In determining whether an advance is or will be nonrecoverable, the Servicer need not take into account that it might receive any amounts in a deficiency judgment. The determination by the Servicer that any advance is, or if made would constitute, a Nonrecoverable Advance, shall be evidenced by an Officer's Certificate of the Servicer delivered to the Purchaser and stating the reasons for such determination.

     Note:  Any of the GreenPoint Manufactured Housing Contract Trust Pass-
     ----
Through Notes, Series [_____].

     Note Account: The separate Eligible Account created and initially
     ------------
maintained by the Indenture Trustee pursuant to the Indenture in the name of the Indenture Trustee for the benefit of the Holders of the Notes. Funds in the Note Account shall be held in trust for the aforementioned Noteholders for the uses and purposes set forth in the Indenture.

     Note Administrator. The Person appointed by the Trustee in such capacity
     ------------------
pursuant to [the Indenture].

     Note Balance: The Initial Note Balance minus the sum of all principal
     ------------
distributions previously made to the Noteholders.

     Note Insurance Policy: An unconditional and irrevocable note insurance
     ---------------------
policy, in the form attached hereto as Exhibit H, to the Purchaser for the
                                       ---------
benefit of the Noteholders.

     Note Owner: With respect to a Global Note, the person that is the
     ----------
beneficial owner of an interest in such Global Note.

     Noteholder or Holder: The person in whose name a Note is registered in the
     ----------    ------
Note Register (initially, Cede & Co., as nominee for the Depository, in the case of any Global Notes), except that solely for the purpose of giving any consent pursuant to this Agreement, any Note registered in the name of the Contract Seller, the Servicer or any Affiliate of the Contract Seller or the Servicer shall be deemed not to be Outstanding and the Percentage Interest evidenced thereby shall not be taken into account in determining whether the requisite amount of Percentage Interests necessary to effect such consent has been obtained; provided, however, that if any such Person (including the Contract
          --------  -------
Seller) owns 100% of the Percentage Interests evidenced the Notes, such Notes shall be deemed to be Outstanding for purposes of any provision hereof that requires the consent of the Holders of Notes as a condition to the taking of any action hereunder. The Purchaser is entitled to rely conclusively on a certification of the Contract Seller, the Servicer or any Affiliate of the Contract Seller or the Servicer in determining which Notes are registered in the name of an Affiliate of the Contract Seller or the Servicer.

     Notice of Rating:  A notice by the Servicer substantially in the form of
     ----------------
Exhibit K hereto.
---------

     Obligor:  Each Person who is indebted under a Contract or who has acquired
     -------
a Manufactured Home subject to a Contract.

     Officer's Certificate: A certificate (i) signed by the Chairman of the
     ---------------------
Board, the Vice Chairman of the Board, the President, a Vice President (however denominated), an Assistant Vice President, the Treasurer, the Secretary, or one of the assistant treasurers or assistant secretaries of the Contract Seller or the Servicer (or any other officer customarily performing functions similar to those performed by any of the above designated officers and also to whom, with respect to a particular matter, such matter is referred because of such officer's knowledge of and familiarity with a particular subject) or (ii) if provided for in this Agreement, signed by a Servicing Officer and delivered to the Contract Seller and the Purchaser, as the case may be, as required by this Agreement.

     Opinion of Counsel: A written opinion of counsel, who may be the in-house
     ------------------
counsel for the Contract Seller or the Servicer, reasonably acceptable to the Purchaser and the Contract Seller, as the case may be.

     Optional Termination Date: The date upon which the Pool Scheduled Principal
     -------------------------
Balance is less than 10% of the Cut-Off Date Pool Principal Balance.

     Original Value: With respect to any Manufactured Home that was new at the
     --------------
time the related Contract was originated, the retail stated cash sale price of such Manufactured Home, plus taxes and, to the extent financed under such Contract, closing fees paid to third parties, insurance and prepaid finance charges. With respect to any Manufactured Home that was used at the time the related Contract was originated, the total delivered sales price of such Manufactured Home, plus taxes and, to the extent financed under such Contract, closing fees paid to third parties, insurance and prepaid finance charges.

     Outstanding: With respect to any Contract as to the time of reference
     -----------
thereto, a Contract that has not been fully prepaid, has not become a Liquidated Contract, and has not been repurchased pursuant to Section 3.05 prior to such time of reference.

     Outstanding Amount Advanced: As to any Distribution Date, the aggregate of
     ---------------------------
all Monthly Advances made by the Servicer out of its own funds pursuant to
Section 5.01 less the aggregate of all Monthly Advance Reimbursement Amounts actually received by the Servicer prior to such Distribution Date.

     Ownership Interest: Any legal or beneficial, direct or indirect, ownership
     ------------------
or other interest.

     Partial Prepayment: Any Principal Prepayment other than a Principal
     ------------------
Prepayment in Full.

     Pass-Through Rate:  The lessor of (a) the Formula Rate amd (b) the Net
     -----------------
Weighted Average Contract Rate

     Percentage Interest: As to any Note, the percentage interest evidenced
     -------------------
thereby in distributions required to be made on the Notes, such percentage interest being equal to the percentage obtained by dividing the original denomination of such Note by the aggregate of the original denominations of all of the Notes.

     Permitted Transferee: Any Person other than (i) a Disqualified Organization
     --------------------
or (ii) a Non-United States Person.

     Person: Any individual, corporation, partnership, limited liability
     ------
company, joint venture, association, joint-stock company, trust, unincorporated organization or government, or any agency or political subdivision thereof.

     Pool Scheduled Principal Balance:  As to any Distribution Date, the sum of
     --------------------------------
the Scheduled Principal Balances of all Contracts at the end of the related Collection Period.

     Principal Prepayment: (i) Subject to clause (ii) of this definition, with
     --------------------
respect to any Contract, any payment or any portion thereof or other recovery on such Contract (other than a Liquidated Contract or a Contract repurchased pursuant to Section 3.05) that exceeds the amount necessary to bring such Contract current as of any Due Date unless (A) the related Obligor has notified or confirmed with the Servicer that such payment is to be applied as Scheduled Payments for future Due Dates or (B) the amount of such excess payment is approximately equal (subject to a variance of plus or minus 10%) to the amount of the Scheduled Payment on the next Due Date; (ii) notwithstanding the provisions of the preceding clause (i), if any payment or any portion thereof or other recovery on a Contract (other than a Liquidated Contract or a Contract repurchased pursuant to Section 3.05) is sufficient to pay the outstanding principal balance of such Contract, all accrued and unpaid interest at the Contract Rate to the payment date and, at the option of the Servicer, all other outstanding amounts owing on such Contract, the portion of the payments or recoveries on such Contract during such Collection Period that is equal to the Scheduled Principal Balance of such Contract after giving effect to the Scheduled Payment on such Contract due in such Collection Period; and (iii) any cash deposit made with respect to a Contract pursuant to Section 3.05.

     Principal Prepayment in Full: Any Principal Prepayment specified in clause
     ----------------------------
(ii) of the definition of the term "Principal Prepayment."

     Rating Agency:  Either Moody's or S&P.
     -------------

     Record Date: With respect to any Distribution Date, the close of business
     -----------
on the day preceding such Distribution Date.

     Reference Banks: The leading banks selected by the Indenture Trustee and/or
     ---------------
the Auction Agent, which are engaged in transactions in Eurodollar deposits in the London interbank market.

     REO Account:  As defined in Section 4.16.
     -----------

     REO Property:  As defined in Section 4.16.
     ------------

     Replaced Contract: A Contract as to which the Contract Seller has a
     -----------------
Repurhase Obligation and which, at the Contract Seller's option, is replaced in the Tzrust Fund by an Eligible Substitute Contract pursuant to Section 3.05.

     Repossession Profits: As to any Distribution Date, the excess, if any,
     --------------------
of Net Liquidation Proceeds in respect of each Contract that became a Liquidated Contract during the related Collection Period over the sum of the remaining principal balance of such Contract prior to any write down thereof plus accrued and unpaid interest at the related Contract Rate on the remaining principal balance thereof from the Due Date to which interest was last paid by the Obligor to the Due Date in the month in which such Contract became a Liquidated Contract.

     Repurchase Obligation: The obligation of the Contract Seller, set forth
     ---------------------
in Section 3.05, to repurchase the related Contracts as to which there exists an uncured breach of a representation or warranty contained in Sections 3.02 or 3.03.

     Repurchase Price: With respect to any Contract required to be repurchased
     ----------------
hereunder, an amount equal to the remaining principal amount outstanding on such Contract as of the beginning of the month of repurchase plus accrued interest from the Due Date with respect to which the Obligor last made a payment to the Due Date in the Collection Period in which such Contract is repurchased.

     Responsible Officer: When used with respect to the Indenture Trustee or
     -------------------
the Purchaser, the chairman or vice chairman of the board of directors, the chairman or vice chairman of any executive committee of the board of directors, the president, any vice president, any assistant vice president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, the cashier, any assistant cashier, any trust officer or assistant trust officer, the controller or any assistant controller, or any other officer customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

     S&P:  Standard & Poor's Ratings Services, a division of The McGraw-Hill
     ---
Companies, Inc., or any successor thereto.

     Scheduled Amount: As to any Distribution Date, the amount equal to the
     ----------------
aggregate of the Scheduled Payments that were due during the related Collection Period in respect of Contracts that were Outstanding immediately following such Collection Period or whose last Scheduled Payment was due during such Collection Period.

     Scheduled Payment: As to any Distribution Date and each Contract, the
     -----------------
amount equal to the scheduled payment that was due during the related Collection Period in respect of each such Contract that was Outstanding immediately following such Collection Period or whose last Scheduled Payment was due during such Collection Period.

     Scheduled Principal Balance: As to any Contract and any Distribution
     ---------------------------
Date or the Cut-Off Date as the case may be, the principal balance of such Contract as of the Due Date in the related Collection Period (or, with respect to the Cut-Off Date or the First Distribution Date, as of the Cut-Off Date) as specified in the amortization schedule for such Contract at the time relating thereto, after giving effect to all previous Partial Prepayments, all previous scheduled principal payments (whether or not paid), to the scheduled payment of principal due on such Due Date (or, with respect to the Cut-Off Date, the previous Due Date) and to all non-cash reductions to the related Contract during such Collection Period whether by bankruptcy or other similar proceeding or other adjustment by the Servicer in the normal course of business of its servicing activities.

     Securities Act:  The Securities Act of 1933, as amended.
     --------------

     Senior Monthly Servicing Fee: As to any Distribution Date, that portion of
     ----------------------------
the Monthly Servicing Fee in excess of the Subordinated Monthly Servicing Fee.

     Servicer: GreenPoint, or its successors in interest or any successor
     --------
Servicer under this Agreement as provided by Section 6.06 or 6.07.

     Servicer Deficiency Amount: With respect to any Distribution Date, the
     --------------------------
product of the Deficiency Percentage and the aggregate of the Deficiency Amounts received during the immediately preceding Collection Period.

     Servicer Termination Events:  As defined in Section 8.07.
     ---------------------------

     Servicing File: All documents, records, and other items maintained by the
     --------------
Servicer with respect to a Contract and not included in the corresponding Contract File or the Land Home Contract File, as applicable, including the credit application, credit reports and verifications, appraisals, tax and insurance records, payment records, insurance claim records, correspondence, and all historical computerized data files.

     Servicing Officer: Any officer of the Servicer involved in, or responsible
     -----------------
for, the administration and servicing of the Contracts whose name appears on a list of servicing officers furnished to the Indenture Trustee and the Purchaser by the Servicer, as such list may from time to time be amended.

     Special Account:  The account established and maintained pursuant to the
     ---------------
Insurance Agreement.

     Special Account Deposit Amount: As defined in the Insurance Agreement.
     ------------------------------

     Telerate Screen Page 3750: The display page so designated on the Bridge
     -------------------------
Telerate Capital Markets Report, or such other page as may replace page 3750 on such service for the purpose of displaying London interbank offered rates of major banks.

     Total Regular Principal Amount: As to any Distribution Date, an amount
     ------------------------------
equal to the sum (without duplication) of (a) all scheduled payments of principal due on each outstanding Contract during the immediately preceding Collection Period, (b) all Partial Prepayments on the Contracts received during the immediately preceding Collection Period, (c) the Scheduled Principal Balance of each Contract for which a Principal Prepayment in Full was received during the immediately preceding Collection Period, (d) the Scheduled Principal Balance of each Contract that became a Liquidated Contract during the immediately preceding Collection Period, (e) the Scheduled Principal Balance of each Contract that was repurchased during the immediately preceding Collection Period pursuant to Section 3.05, and (f) all non-cash reductions to the Scheduled Principal Balance of each Contract during the immediately preceding Collection Period whether by bankruptcy or other similar proceeding or other adjustment by the Servicer in the normal course of business of its servicing activities.

     Trust Fund. The corpus of the trust created by the Indenture, to the extent
     ----------
described herein.

     Twelve-Month LIBOR: The average of interbank rates for one year U.S. dollar
     ------------------
denominated deposits in the London market based on the quotation of major banks listed as the "1-Year London Interbank Offered Rates Index" found in the Wall Street Journal, Money & Investing section, under the "Money Rates" table.

     UCC:  The Uniform Commercial Code, as in effect in the relevant
     ---
jurisdiction. United States Person: A citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any state thereof or the District of Columbia (other than a partnership not treated as a United States person under any applicable Treasury Regulations), or an estate or trust whose income is subject to United States federal income tax regardless of the source of income.

     Unpaid Interest Shortfall: As to any Distribution Date, the amount, if
     -------------------------
any, by which the aggregate of the Interest Shortfalls for prior Distribution Dates exceeds all prior distributions made pursuant to the Indenture in respect of prior Interest Shortfalls, plus accrued interest thereon (to the extent payment thereof is legally permissible) at the Pass-Through Rate on such amount with respect to such prior Distribution Dates.

     Voting Rights: The portion of the voting rights of all of the Notes
     -------------
that is allocated to any Note. As of any date of determination, 100% of the Voting Rights shall be allocated among Holders of the Notes in proportion to the Note Balances of their respective Notes on such date.

     Weighted Average Maximum Cap: With respect to any Distribution Date, an
     ----------------------------
amount equal to the weighted average of the Maximum Caps on such Distribution Date (or with respect to any Contract that had its Contract Rate convert from a variable rate to a fixed rate, the appropriate fixed rate) multiplied by a fraction the numerator of which is the actual number of days elapsed in the related Interest Accrual Period and the denominator of which is 360.

     Section 1.02  Construction.
                   ------------

     Unless the context of this Agreement otherwise clearly requires, references to the plural include the singular, the singular the plural and the part the whole and "or" has the inclusive meaning sometimes represented by the phrase "and/or." The words "include" or "including" shall be deemed followed by the phrase "without limitation." The words "hereof," "herein," "hereunder" and similar terms in this Agreement refer to the Agreement as a whole and not to any particular provision of this Agreement. The Section and other headings contained in this Agreement are for reference purposes only and shall not control or affect the construction of this Agreement or the interpretation thereof in any respect. Section, subsection, Schedule, Appendix and Exhibit references are to this Agreement unless otherwise specified. The date as of which this Agreement is dated has been assigned solely for purposes of identification, and does not signify the date as of which assets are transferred, securities are issued, or any other actions are taken hereunder, and the parties specifically acknowledge and agree that the conveyance of the Contracts pursuant to Section 2.01 and the delivery of the Notes pursuant to Section 2.06 have occurred on and are effective as of the Closing Date.

                                  ARTICLE II

            CONVEYANCE OF CONTRACTS, REPRESENTATIONS AND WARRANTIES

     Section 2.01  Conveyance of Contracts.
                   -----------------------

            (a) GreenPoint, as Contract Seller, concurrently with the execution and delivery hereof, does hereby transfer, sell, assign, set over and otherwise convey to the Purchaser without recourse (i) all of its right, title and interest in and to the Contracts listed on the Contract Schedule, as amended from time to time, (including the security interests created thereby), including all principal of and interest due on or with respect to such Contracts on or after the Cut-Off Date (other than payments of principal and interest due on such Contracts before the Cut-Off Date), (ii) all of the rights under all Hazard Insurance Policies relating to the Manufactured Homes securing such Contracts for the benefit of the creditors under such Contracts, (iii) all documents contained in the Contract Files and in the Land Home Contract Files with respect to the related Contracts, and (iv) all proceeds of any of the foregoing.

     The ownership of each Contract and the contents of the related Contract File or Land Home Contract File, as applicable, and Servicing File are vested in the Purchaser. The Servicer hereby disclaims any and all right, title and other ownership interest in and to the Contracts (including the security interests created thereby). The contents of each Contract File and, except as provided in
Section 4.15(e), the contents of each Land Home Contract File, as applicable, and Servicing File are and shall be held by the Servicer for the benefit of the Purchaser as the owner thereof (it being understood that the Servicer's possession of the contents of each Contract File or Land Home Contract File, as applicable, and Servicing File so retained is for the sole purpose of servicing the related Contract, and such retention and possession by the Servicer is in a custodial capacity only). Neither the Contract Seller nor the Servicer shall take any action inconsistent with the Purchaser's ownership of the Contracts, and the Contract Seller and the Servicer shall promptly indicate to all inquiring parties that the Contracts have been sold, transferred, assigned, set over and conveyed to the Purchaser and shall not claim any ownership interest in the Contracts.

            (b) Although the parties intend that the conveyance of the Contract Seller's right, title and interest in and to the Contracts pursuant to this Agreement shall constitute a purchase and sale and not a loan, if such conveyances are deemed to be a loan, the parties intend that the rights and obligations of the parties to such loan shall be established pursuant to the terms of this Agreement. In that event, the parties also intend and agree that GreenPoint shall be deemed to have granted to the Purchaser, and GreenPoint does hereby grant to the Purchaser, a perfected first-priority security interest in
(i) all of its right, title and interest, whether now owned or hereafter acquired, in and to the Contracts listed on the Contract Schedule, as amended from time to time (including the security interests created thereby), including all principal of and interest due on or with respect to such Contracts on or after the Cut-Off Date (other than payments of principal and interest due on such Contracts before the Cut-Off Date), (ii) all of the rights under all Hazard Insurance Policies relating to the Manufactured Homes securing such Contracts for the benefit of the creditors under such Contracts, (iii) all documents contained in the Contract Files and in the Land Home Contract Files with respect to the related Contracts, and (iv) all proceeds of any of the foregoing. The parties intend and agree that this Agreement shall constitute a security agreement under applicable law. If the trust created by this Agreement terminates prior to the satisfaction of the claims of any Person under any Notes, the security interests created hereby shall continue in full force and effect and the Indenture Trustee shall be deemed to be the collateral agent for the benefit of such Person.

     Section 2.02  Filing and Assignment, Name Change or Relocation.
                   ------------------------------------------------

            (a) On or prior to the Closing Date, the Servicer shall cause to be filed in the office of the Secretary of State of California a UCC-1 financing statement signed by GreenPoint describing the related Contracts as collateral and naming GreenPoint as debtor and the Purchaser as secured party with an assignment by the Purchaser to the Indenture Trustee.

     From time to time, the Servicer shall take and cause to be taken such actions and execute such documents as are necessary to perfect and protect the Noteholders' interests in the Contracts and their proceeds and the Manufactured Homes and the Mortgaged Properties against all other Persons, including the filing of financing statements, amendments thereto and continuation statements, the execution of transfer instruments and the making of notations on or taking possession of all records or documents of title; provided, however, that
                                                 --------  -------
GreenPoint, so long as it is the Servicer, shall not be required to cause notations to be made on any document of title relating to any Manufactured Home or to execute any transfer instrument relating to any Manufactured Home (other than a notation or a transfer instrument necessary to show the Contract Seller as the lienholder or legal title holder) or, except as provided in Section 4.20, to file documents in real property records with respect to a Manufactured Home or related Contract, absent notice from the Indenture Trustee or the Purchaser or actual knowledge that such

Manufactured Home that does not secure a Land Home Contract has become real property under applicable state law; and further provided, that the Servicer
                                         ------- --------
shall have no obligation pursuant to this sentence with respect to any failure to maintain a first-priority perfected security interest which results from a breach of any representation or warranty in Section 3.02(j) or (u) as to the Indenture Trustee's security interest in a Manufactured Home, except to enforce the Contract Seller's obligations in respect thereof in Section 3.05.

           (b) The Servicer agrees to pay all reasonable costs and disbursements in connection with its duties specified in this Section 2.02.

     Section 2.03  Acceptance by Purchaser.
                   -----------------------

           (a) The Purchaser hereby acknowledges conveyance of the Contracts to the Purchaser and declares that the Purchaser, directly or through a custodian (which shall be the Servicer pursuant to Section 4.15), holds and will pledge such Contract Files as collateral for the Notes. The Purchaser hereby certifies (without any independent investigation) that it has no notice or knowledge of (i) any adverse claim, lien or encumbrance with respect to any Contract, (ii) any Contract being overdue or dishonored, (iii) any evidence on the face of any Contract of any security interest therein adverse to the Purchaser's interest, or (iv) any defense against or claim against any Contract by the Obligor or by any other party. The Purchaser also hereby certifies that its books and records will reflect it as the legal owner of the Contracts. Nothing in this Agreement shall be construed to constitute acceptance by the Purchaser of any liability or obligation of the Contract Seller, whether on any Contract, to any Obligor, or otherwise.

     Section 2.04  Representations and Warranties Regarding the Servicer.
                   -----------------------------------------------------

     The Servicer makes the following representations and warranties to the Purchaser and to the Indenture Trustee:

           (a)     Organization and Good Standing. The Servicer is a limited
                   ------------------------------
liability company, duly organized, validly existing and in good standing under the laws of the State of Delaware, and the Servicer has the power to own its assets and to transact the respective business in which it is currently engaged. The Servicer is duly qualified to do business as a foreign limited liability company and is in good standing in each jurisdiction in which its type of organization and the character of the business transacted by it or properties owned or leased by it requires such qualification and in which the failure so to qualify would have a material adverse effect on its business, properties, assets, or condition (financial or other).

           (b)     Authorization; Binding Obligations. The Servicer has the
                   ----------------------------------
power and authority to make, execute, deliver and perform this Agreement and all of the transactions contemplated under the Agreement, and has taken all necessary action to authorize the execution, delivery and performance of this Agreement. When executed and delivered, this Agreement will constitute the legal, valid and binding obligation of the Servicer enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and by the availability of equitable remedies.

           (c)     No Consent Required. The Servicer is not required to obtain
                   -------------------
the consent of any other party or any consent, license, approval or authorization from, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement or in connection with the transaction of its business, except such as have been obtained or where the failure to obtain any such consent, license, approval or authorization, or to make any registration or declaration does not materially adversely affect the interests of the Purchaser therein.

           (d)     No Violations. The execution, delivery and performance of
                   -------------
this Agreement by the Servicer will not violate any provision of any existing law or regulation or any order or decree of any court applicable to the Servicer or the charter or bylaws of the Servicer, or constitute a material breach of any mortgage, indenture, contract or other agreement to which the Servicer is a party or by which the Servicer is bound except where such violation or breach does not materially adversely affect the interests of the Purchaser, the Trust Fund or the Noteholders therein.

           (e)     Litigation. No litigation or administrative proceeding of or
                   ----------
before any court, tribunal or governmental body is currently pending, or, to the knowledge of the Servicer, threatened, against the Servicer or any of its properties or with respect to this Agreement which, if adversely determined, would in the opinion of the Servicer have a material adverse effect on the transactions contemplated by this Agreement.

     Section 2.05  Covenants of the Contract Seller, Purchaser and Servicer.
                   --------------------------------------------------------

     Upon discovery by any of the Contract Seller, the Servicer, the Indenture Trustee or the Purchaser of a breach of any of the representations, warranties and covenants set forth in Article III hereof which materially and adversely affects the value of the Contracts (or which materially and adversely affects the value of or the interest in the related Contract in the case of a representation, warranty or covenant set forth in Article III hereof and relating to a particular Contract), the party discovering such breach shall give prompt written notice to the other parties. The cure of such breach or the repurchase or substitution for any affected Contract shall be done in accordance with Section 3.05.

     Section 2.06  Covenants of the Servicer.
                   -------------------------

     The Servicer hereby covenants to the Indenture Trustee, the Contract
Seller and the Purchaser that no written information, certificate of an officer, statement furnished in writing or written report delivered to the Indenture Trustee, the Contract Seller, any Affiliate of the Contract Seller or the Purchaser and prepared by the Servicer pursuant to this Agreement will contain any untrue statement of a material fact or omit to state a material fact necessary to make the information, certificate, statement or report not misleading.

     Section 2.07  Covenants of the Contract Seller.
                   --------------------------------

         During the term of this Agreement, the Contract Seller will not change its name, identity or structure or relocate its chief executive office without first giving written notice to the Indenture Trustee, the Purchaser and the Insurer. If any change in the Contract Seller's name, identity or structure or the relocation of its chief executive office would make any financing or continuation statement or notice of lien filed under this Agreement seriously misleading within the meaning of applicable provisions of the UCC or any title statute, the Contract Seller, no later than five days after the effective date of such change, shall file such amendments as may be required to preserve and protect the Purchaser and the Noteholders' interests in the Contracts and proceeds thereof and in the Manufactured Homes and the Mortgaged Properties.

                                  ARTICLE III

             REPRESENTATIONS AND WARRANTIES BY THE CONTRACT SELLER

     Section 3.01  Representations and Warranties of the Contract Seller.
                   -----------------------------------------------------

         The Contract Seller makes the following representations and warranties to the Purchaser and the Indenture Trustee as of the Closing Date:

              (a)  Organization and Good Standing; Licensing. It is a limited
                   -----------------------------------------
liability company, duly organized, validly existing and in good standing under the laws of the State of Delaware, and it has the power to own its assets and to transact the business in which it is currently engaged. It is duly qualified to do business as a foreign limited liability company and is in good standing in each jurisdiction in which its type of organization and the character of the business transacted by it or properties owned or leased by it requires such qualification and in which the failure so to qualify would have a material adverse effect on its business, properties, assets, or condition (financial or other). It was properly licensed in each jurisdiction at the time of purchase or origination of each Contract originated or purchased on an individual basis by it in such jurisdiction to the extent required by the laws of such jurisdiction as applied to the purchase or origination and servicing of such Contract, except where the failure to be so licensed does not materially adversely affect the interests of the Purchaser in and to such Contract.

              (b)  Authorization; Binding Obligations. It has the power and
                   ----------------------------------
authority to make, execute, deliver and perform this Agreement and all of the transactions contemplated under this Agreement, and has taken all necessary action to authorize the execution, delivery and performance of this Agreement. When executed and delivered, this Agreement will constitute the legal, valid and binding obligation of the Contract Seller enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and by the availability of equitable remedies.

              (c)  No Consent Required. It is not required to obtain the consent
                   -------------------
of any other party or any consent, license, approval or authorization from, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement, except such as have been obtained or where the failure to obtain any such consent, license, approval or authorization, or to make any registration or declaration does not materially adversely affect the interests of the Purchaser, the Trust Fund or the Noteholders therein.

              (d)  No Violations. The execution, delivery and performance of
                   -------------
this Agreement by the Contract Seller will not violate any provision of any existing law or regulation or any order or decree of any court applicable to the Contract Seller or the charter or bylaws of the Contract Seller, or constitute a material breach of any mortgage, indenture, contract or other agreement to which the Contract Seller is a party or by which the Contract Seller is bound except where such violation or breach does not materially adversely affect the interests of the Purchaser, the Trust Fund or the Noteholders therein.

              (e)  Litigation. No litigation or administrative proceeding of or
                   ----------
before any court, tribunal or governmental body is currently pending or, to its knowledge, threatened, against it or any of its properties or with respect to this Agreement which, if adversely determined, would in the opinion of the Contract Seller have a material adverse effect on the transactions contemplated by this Agreement.

              (f)  Chief Executive Office. Its chief executive office is in
                   ----------------------
California.

     Section 3.02  Representations and Warranties Regarding Each Contract.
                   ------------------------------------------------------

     The Contracts listed on the Contract Schedule have been sold by GreenPoint in its capacity as Contract Seller to the Purchaser on the date of execution and delivery hereof. As a condition of the purchase by the Purchaser, the Contract Seller represents and warrants to the Purchaser as of the Closing Date (except as otherwise expressly stated):

              (a)  Payments. As of the Cut-Off Date, no Contract was more than
                   --------
59 days delinquent.

              (b)  No Waivers. The terms of the Contract have not been waived,
                   ----------
altered or modified in any respect, except by instruments or documents identified in the Contract File or the Land Home Contract File, as applicable.

              (c)  Binding Obligation. The Contract is the legal, valid and
                   ------------------
binding obligation of the Obligor thereunder and is enforceable in accordance with its terms, except as such enforceability may be limited by laws affecting the enforcement of creditors' rights generally and by general principles of equity.

              (d)  No Defenses. The Contract is not subject to any right of
                   -----------
rescission, setoff, counterclaim or defense, including the defense of usury, and the operation of any of the terms of the Contract or the exercise of any right thereunder will not render the Contract unenforceable in whole or in part or subject to any right of rescission, setoff, counterclaim or defense, including the defense of usury, and no such right of rescission, setoff, counterclaim or defense has been asserted with respect thereto.

              (e)  Insurance. The Manufactured Home securing the Contract is
                   ---------
covered by a Hazard Insurance Policy in the amount required by Section 4.08. All premiums due as of the Closing Date on such insurance have been paid in full to the applicable providers of such insurance.

              (f)  Origination. To the knowledge of the Contract Seller, the
                   -----------
Contract was either (i) originated by a manufactured housing dealer acting in the regular course of its business, and purchased on an individual basis by the Contract Seller in the ordinary course of business,

(ii) originated by the Contract Seller in the ordinary course of business, or
(iii) purchased from [_________], which had originated such Contracts in the ordinary course of its business.

              (g)  Lawful Assignment. The Contract was not originated in and is
                   -----------------
not subject to the laws of any jurisdiction whose laws would make the transfer of such Contract from the Contract Seller to the Purchaser under this Agreement unlawful.

              (h)  Compliance with Law. All requirements of any federal, state
                   -------------------
or local law, including usury, truth-in-lending and equal credit opportunity laws and lender licensing laws, applicable to the Contract have been complied with.

              (i)  Contract in Force. The Contract has not been satisfied or
                   -----------------
subordinated in whole or in part or rescinded, the Manufactured Home securing the Contract has not been released from the lien of the Contract in whole or in part and, in the case of a Land Home Contract, the related Mortgaged Property has not been released from the related Mortgage.

              (j)  Valid Security Interest. The Contract, other than any Land
                   -----------------------
Home Contract, creates a valid, subsisting and enforceable (except as may be limited by laws affecting creditors' rights generally) first-priority security interest in favor of GreenPoint as secured lender, or agent thereof, in the Manufactured Home covered thereby; such security interest has been assigned by the Contract Seller as secured lender to the Purchaser in accordance with the terms hereof and; the Purchaser has a valid and perfected first-priority security interest in such Manufactured Home. Each Mortgage is a valid first lien in favor GreenPoint on real property securing the amount owed by the Obligor under the related Land Home Contract subject only to (a) the lien of current real property taxes and assessments, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage, such exceptions appearing of record being acceptable to mortgage lending institutions generally in the area wherein the property subject to the Mortgage is located or specifically reflected in the appraisal obtained in connection with the origination of the related Land Home and (c) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by such Mortgage. The Contract Seller has assigned all of its right, title and interest in such Land Home Contract and related Mortgage, including the security interest in the Manufactured Home covered thereby, to the Purchaser. The Purchaser has and will have a valid and perfected and enforceable (except as may be limited by laws affecting creditors' rights generally and by general principles of equity) first priority security interest in such Land Home Contract.]

          (k)   Capacity of Parties. All parties to the Contract had capacity
                -------------------
to execute the Contract.

          (l)   Good Title. It purchased the Contract for value and took
                ----------
possession thereof, without knowledge that the Contract was subject to any security interest. It has not sold, assigned or pledged the Contract to any Person other than the Purchaser, and prior to the transfer of the Contract by the Contract Seller to the Purchaser, it had good and marketable title thereto free and clear of any encumbrance, equity, loan, pledge, charge, claim or security interest and was the sole owner thereof with full right to transfer the Contract to the Purchaser.

          (m)   No Defaults. As of the Cut-Off Date, there was no default,
                -----------
breach, violation or event permitting acceleration existing under the Contract and to its knowledge, no event which, with notice and the expiration of any grace or cure period, would constitute such a default, breach, violation or event permitting acceleration under such Contract (except payment delinquencies permitted by clause (a) above). The Contract Seller has not waived any such default, breach, violation or event permitting acceleration.

          (n)   No Liens. As of the Closing Date, there are, to its knowledge,
                --------
no liens or claims which have been filed for work, labor or materials affecting the Manufactured Home or any related Mortgaged Property securing the Contract which are or may be liens prior to, or equal or coordinate with, the lien of the Contract.

          (o)   Installments. Such Contract provides for monthly payments of
                ------------
principal and interest which fully amortize the loan over its term, each Contract that has converted to a fixed rate of interest has a fixed Contract Rate and each Contract that has not converted to a fixed rate of interest has a Contract Rate that after an initial period is calculated based upon the Index plus the Gross Margin. The scheduled monthly payment allocable to interest on each Contract is calculated on the basis that each scheduled monthly payment is applied on its Due Date, regardless of when it is actually made.

          (p)   Enforceability. The Contract contains customary and enforceable
                --------------
(except as may be limited by laws affecting creditors' rights generally and by general principles of equity) provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the collateral of the benefits of the security.

          (q)   Contract Schedule.  The information set forth in the Contract
                -----------------
Schedule is true and correct.

          (r)   One Original. There is only one original executed Contract. Such
                ------------
original Contract is in the custody of the Servicer on the Closing Date.

          (s)   Loan-to-Value Ratio.  At the time of its origination, such
                -------------------
Contract had a Loan-to-Value Ratio (rounded to the nearest 1%) not greater than 100%.

          (t)   Not Real Estate. With respect to each Contract other than a Land
                ---------------
Home Contract, the related Manufactured Home is personal property and is not considered or classified as part of the real estate on which it is located under the laws of the jurisdiction in which it is located and was personal property and was not considered or classified as part of the real estate on which it was located under the laws of the jurisdiction in which it was located at the time the related Contract was executed by the parties thereto, and with respect to each Contract including Land Home Contracts the related Manufactured Home is, to the Contract Seller's knowledge, free of damage (including earthquake or hurricane damage) and in good repair.

          (u)   Notation of Security Interest. With respect to each Contract
                -----------------------------
other than a Land Home Contract, if the related Manufactured Home is located in a state in which notation of a security interest on the title document is required or permitted to perfect such security interest, the title document shows, or, if a new or replacement title document with respect to such Manufactured Home is being applied for, such title document will be issued within 180 days and will show, GreenPoint, the Purchaser or the Indenture Trustee as the holder of a first-priority security interest in such Manufactured Home. If the related Manufactured Home is located in a state in which the filing of a financing statement or the making of a fixture filing under the UCC is required to perfect a security interest in manufactured housing, such filings have been duly made and show GreenPoint as the secured party. If the related Manufactured Home secures a Land Home Contract, such Manufactured Home and the related Mortgaged Property is subject to a Mortgage properly filed in the appropriate public recording office or such Mortgage will be properly filed in the appropriate public recording office within 180 days, naming GreenPoint as mortgagee. In either case, the Purchaser has the same rights as the secured party of record would have (if such secured party were still the owner of the Contract) against all Persons (including the Contract Seller and any trustee in bankruptcy of GreenPoint) claiming an interest in such Manufactured Home. Assuming consummation of the transactions contemplated herein the Purchaser has the same rights as the secured party of record would have (if such secured party were still the owner of the Contract) against all Persons claiming an interest in such Manufactured Home and, if applicable, such Mortgaged Property.

          (v)  Secondary Mortgage Market Enhancement Act. The related
               -----------------------------------------
Manufactured Home is a "manufactured home" within the meaning of 42 United States Code, Section 5402(6). With respect to the Contracts originated by [___________], [__________] meets the requirements of Section 3(a)(41)(A)(ii) of the Securities Exchange Act of 1934, as amended. As of the Cut-Off Date, the Contract Seller was approved for insurance by the Secretary of Housing and Urban Development pursuant to Section 2 of the National Housing Act.

          (w)  Stamping of Contracts. Within 60 days of the Closing Date, each
               ---------------------
original Contract will have been stamped with the following legend: "This Contract has been assigned to [___________], as Indenture Trustee under the Indenture dated as of [________] (between such Purchaser and GreenPoint Credit,
LLC) or to any successor thereunder."

          (x)  Actuarial/Simple Interest Contracts. Except for $[________] by
               -----------------------------------
aggregate principal amount of the Contracts on the Cut-Off Date which are simple interest Contracts, each Contract is an actuarial manufactured housing installment loan agreement or a manufactured housing installment sales contract.

          (y)  Land Home Contracts. No Contract other than a Land Home Contract
               -------------------
is secured, or intended to be secured, in whole or in part by the lien of a mortgage or deed of trust creating a first lien or an estate in fee simple in the real property.

          (z)  Financing of Real Property. No Contract other than a Land Home
               --------------------------
Contract has financed any amount in respect of real property.

          (aa) Minimum and Maximum Contract Rate. As of the Cut-Off Date, the
               ---------------------------------
Contract with the lowest Contract Rate has a Contract Rate of [___]% and the Contract with the highest Contract Rate has a Contract Rate of [___]%.

     Section 3.03 Representations and Warranties Regarding the Contracts in the
                  -------------------------------------------------------------
Aggregate.
---------

     The Contract Seller represents and warrants that as of the Closing Date:

          (a)  Amounts. The aggregate principal amounts payable by Obligors
               -------
under the Contracts as of the Cut-Off Date (including scheduled principal payments due on or after the Cut-Off Date but paid prior to the Cut-Off Date) equal or exceed the Cut-Off Date Pool Principal Balance.

          (b)  Characteristics. The Contracts have the following characteristics
               ---------------
as of the Cut-Off Date: (i) Contracts representing approximately [___]% the Contracts by remaining principal balance are attributable to loans for purchases of new Manufactured Homes, and approximately [___]% of the Contracts by remaining principal balance are attributable to loans for purchases of used Manufactured Homes; (ii) not more than approximately [___]% of the Contracts by remaining principal balance as of the Cut-Off Date are secured by Manufactured Homes located in any one state, not more than 1.00% of the Contracts by remaining principal balance are secured by Manufactured Homes located in an area with the same zip code, not more than 1.00% of the Contracts by remaining principal balance are secured by Manufactured Homes located in the same manufactured housing park; (iii) no Contract has a remaining maturity of more than 360 months; (iv) no Contract was originated before [______]; (v) the final scheduled payment date on the Contract with the latest maturity is in [_______]; and (vi) approximately [___]% by aggregate of the principal balances of the Contracts as of the Cut-Off Date have an Index based upon Twelve-Month LIBOR.

          (c)  Computer Tape. The Computer Tape made available by the Servicer
               -------------
as of the Cut-Off Date was accurate as of its date and includes a description of the same Contracts that are described in the Contract Schedule.

          (d)  Marking Records. Within 7 days following the Closing Date, the
               ---------------
Contract Seller will have caused the portions of the electronic master record of its manufactured housing installment sales contracts and installment loan agreements relating to the Contracts sold by it as of the Closing Date to be clearly and unambiguously marked to indicate that such Contracts constitute part of the Trust Fund.

          (e)  No Adverse Selection. Except to ensure compliance with the
               --------------------
representations and warranties made in Sections 3.02 and 3.03, no selection procedures have been intentionally employed to achieve an adverse effect on the interests of the Insurer in selecting the Contracts.

     Section 3.04 Representations and Warranties Regarding the Contracts.
                  ------------------------------------------------------

     The Contract Seller represents and warrants that:

          (a)  Possession. Immediately prior to the Closing Date, the Servicer
               ----------
will have possession of each Contract and the related Contract File or Land Home Contract File, as applicable (except for any certificate of title or Mortgage that has not yet been returned from the appropriate public recording office). There are and there will be no custodial agreements in effect materially and adversely affecting the right of the Contract Seller to make, or to cause to be made, any delivery required hereunder.

          (b)  Bulk Transfer Laws. The transfer, assignment and conveyance of
               ------------------
the Contracts, the Contract Files and the Land Home Contract Files by the Contract Seller to the Purchaser as contemplated by this Agreement are not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction.

     Section 3.05 Repurchases of Contracts or Substitution of Contracts for
                  ---------------------------------------------------------
Breach of Representations and Warranties.
----------------------------------------

          (a) The Contract Seller shall either (i) repurchase a Contract sold by it to the Purchaser at such Contract's Repurchase Price, or (ii) if the Contract Seller is able to satisfy the conditions of Section 3.05(b), remove such Contract from the Trust Fund and substitute therefor an Eligible Substitute Contract in accordance with and subject to the limitations of Section 3.05(b), in each case within 90 days after the Contract Seller becomes aware, or receives written notice from the Purchaser or the Indenture Trustee, of a breach of a representation or warranty of the Contract Seller set forth in Section 3.02 or
3.03 of this Agreement that materially adversely affects the Purchaser's or Trust Fund's interest in such Contract, unless such breach has been cured; provided, however, that with respect to any Contract incorrectly described on
--------  -------
the Contract Schedule with respect to remaining principal balance, which the Contract Seller would otherwise be required to repurchase pursuant to this
Section 3.05, the Contract Seller may, in lieu of repurchasing such Contract, deposit in the Note Account not later than one Business Day after such Determination Date cash in an amount sufficient to cure such deficiency or discrepancy; and further provided, that with respect to a breach of a
                 ------- --------
representation or warranty relating to the Contracts in the aggregate and not to any particular Contract, the Contract Seller may select Contracts to repurchase or substitute for such that, had such Contracts not been included as part of the Contract Pool and after giving effect to such substitution, if any, there would have been no breach of such representation or warranty; provided, however, that
                                                        --------  -------
the Contract Seller shall defend and indemnify the Purchaser, the Trust Fund and the Noteholders against all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel, which may be asserted against or suffered by any of them as a result of third-party claims arising out of any breach of a representation or warranty set forth in Section 3.02(c), (d), (g) or (h) of this Agreement. Notwithstanding any other provision of this Agreement, the obligation of the Contract Seller under this Section 3.05 shall not terminate upon an Event of Default.

     Notwithstanding any other provision of this Agreement to the contrary, any amount received on or recovered with respect to repurchased Contracts or Replaced Contracts during or after the month of repurchase shall be the property of the Contract Seller and need not be deposited in the Note Account.

     Notwithstanding the foregoing, the Contract Seller shall not deposit cash into the Note Account pursuant to this Section 3.05 after the three-month period beginning on the Closing Date unless it shall first have obtained an Opinion of Counsel to the effect that such deposit will not give rise to any tax under
Section 86OF(a) (1) of the Code or Section 86OG(d) of the Code. Any such deposit shall not be invested.

     The Purchaser shall have no obligation to pay any taxes pursuant to this
Section 3.05, other than from moneys provided to it by the Contract Seller. The Purchaser shall be deemed conclusively to have complied with this Section 3.05 if it follows the directions of the Contract Seller required to be provided in the preceding paragraph. Upon the repurchase of any Contract by the Contract Seller, the Purchaser shall delete such Contract from the Contract Schedule.

     For reasons of administrative convenience in servicing of the Contracts, notwithstanding the above provisions of this Section 3.05(a), the Contract Seller shall not be required to repurchase or substitute for any Contract relating to a Manufactured Home located in any jurisdiction on account of a breach of the representation or warranty contained in Section 3.02(j) or (u) of this Agreement solely on the basis of failure by the Contract Seller to cause notations to be made on any document of title relating to any such Manufactured Home or to execute any transfer instrument (including any UCC-3 assignments) relating to any such Manufactured Home (other than a notation or a transfer instrument necessary to show the Contract Seller as lienholder or legal title holder) unless (i) a court of competent jurisdiction has adjudged that, because of such failure, the Purchaser or the Indenture Trustee does not have a perfected first-priority security interest in such related Manufactured Home, or
(ii) (A) the Servicer has received written advice of counsel to the effect that a court of competent jurisdiction has held that, solely because of a substantially similar failure on the part of a pledgor or assignor of manufactured housing contracts (who has perfected the assignment or pledge of such contracts), a perfected first-priority security interest was not created in favor of the pledgee or assignee (as the case may be) in a related manufactured home which is located in such jurisdiction and which is subject to the same laws regarding the perfection of security interests therein as apply to Manufactured Homes located in such jurisdiction, and (B) the Servicer shall not have completed all appropriate remedial action with respect to such Manufactured Home within 90 days after receipt of such written advice. Any such advice shall be from counsel selected by the Servicer on a nondiscriminatory basis from among the counsel used by the Servicer in its general business in the jurisdiction in question. The Servicer shall have no obligation on an ongoing basis to seek any advice with respect to the matters described in clause (ii) above. However, the Servicer shall seek advice with respect to such matters whenever information comes to the attention of its general counsel which causes such general counsel to determine that a holding of the type described in clause (ii)(A) might exist. If any counsel selected by the Servicer informs the Servicer that no holding of the type described in clause (ii)(A) exists, such advice shall be conclusive and binding on the parties with respect to the applicable date and jurisdiction.

          (b) On or prior to the date that is the second anniversary of the Closing Date, the Contract Seller, at its election, may substitute a Contract for any Contract that it is otherwise obligated to repurchase pursuant to
Section 3.05(a) (such Contract being referred to as the "Replaced Contract") upon satisfaction of the following conditions:

               (i) the Contract to be substituted for the Replaced Contract is an Eligible Substitute Contract and the Contract Seller delivers an Officer's Certificate, substantially in the form of Exhibit E, to the Purchaser and the
                                          ---------
Indenture Trustee certifying that such Contract is an Eligible Substitute Contract, describing in reasonable detail how such Contract satisfies the definition of the term "Eligible Substitute Contract" (as to satisfaction of representations and warranties, such description shall be that such Contract satisfies such representations and warranties) and certifying that the Contract File or the Land Home Contract File, as applicable, for such Contract is in the possession of the Servicer;

               (ii) the Contract Seller shall have delivered to the Purchaser and the Indenture Trustee evidence of filing with the appropriate office in California of a UCC-1 financing statement executed by the Contract Seller as debtor and naming the Purchaser as secured party and listing such Contract as collateral; and

               (iii) if the Scheduled Principal Balance of such Replaced Contract is greater than the Scheduled Principal Balance of such Contract, the Contract Seller shall have deposited in the Note Account the amount of such excess (which amount shall be deemed a Principal Prepayment on such Contract) and shall have included in the Officer's Certificate required by clause (i) above a certification that such deposit has been made.

     Upon satisfaction of such conditions, the Indenture Trustee shall add such Contract to, and delete such Replaced Contract from, the Contract Schedule (or cause such addition and deletion to be accomplished). Such substitution shall be effected prior to the first Determination Date that occurs more than 90 days after the Contract Seller becomes aware or receives written notice from the Servicer or the Indenture Trustee, of the breach referred to in Section 3.05(a).

          (c) Promptly after the repurchase referred to in Section 3.05(a) or the substitution referred to in Section 3.05(b), the Indenture Trustee shall execute such documents as are presented to it by the Contract Seller and are reasonably necessary to reconvey the repurchased Contract or Replaced Contract, as the case may be, to the Contract Seller.

     Section 3.06 Survival of Representations and Warranties.
                  ------------------------------------------

          (a) It is understood and agreed that the representations and warranties in this Article III hereof shall remain operative and in full force and effect, shall survive the transfer and conveyance of the Contracts by the Contract Seller to the Purchaser and by the Purchaser to the Indenture Trustee and shall inure to the benefit of the Purchaser and the Indenture Trustee.

          (b) Any cause of action against the Contract Seller relating to or arising out of the breach of any of its representations and warranties made in this Article III shall accrue as to any Contract upon (i) discovery of such breach by the Contract Seller or notice thereof by the Indenture Trustee, the Purchaser or Servicer to the Contract Seller, (ii) failure by the Contract Seller to cure such breach, and (iii) demand upon the Contract Seller by the Purchaser or the Indenture Trustee for all amounts payable in respect of such Contract under this Agreement.

                                  ARTICLE IV

                   ADMINISTRATION AND SERVICING OF CONTRACTS

     Section 4.01 Responsibility for Contract Administration and Servicing.
                  --------------------------------------------------------

     GreenPoint hereby agrees to act as Servicer under this Agreement. The Noteholders by their acceptance of the Notes consent to GreenPoint acting as Servicer. The Servicer shall service and administer the Contracts and, subject to the terms of this Agreement, shall have full power and authority to do any and all things which it may deem necessary or desirable in connection with such servicing and administration. Subject to
Section 4.02, without limiting the generality of the foregoing, the Servicer hereby is authorized and empowered, when the Servicer believes it appropriate in its best judgment, to execute and deliver, on behalf of the Noteholders and the Purchaser or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments, with respect to the Contracts, with respect to the Manufactured Homes and with respect to the Mortgaged Property. The Purchaser and the Indenture Trustee shall furnish the Servicer with any powers of attorney and other documents necessary or appropriate to enable the Servicer to service and administer the Contracts. The relationship of the Servicer (and of any successor to the Servicer as Servicer under this Agreement) to the Purchaser and the Indenture Trustee under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or agent of the Purchaser or the Indenture Trustee.

     Section 4.02 Standard of Care.
                  ----------------

     In managing, administering, servicing and making collections on the Contracts pursuant to this Agreement, the Servicer will, consistent with the terms of this Agreement and applicable law, act with reasonable care, using that degree of skill and care that it exercises with respect to similar manufactured housing contracts owned and/or serviced by it, but in no event using a degree of skill and care that is lower than that used generally in the servicing industry for such manufactured housing contracts; provided, however, that notwithstanding
                                         --------  -------
the foregoing, the Servicer shall not release or waive the right to collect the unpaid balance on any Contract except if default or foreclosure on such Contract has occurred or in the reasonable judgment of the Servicer is imminent and such waiver or release is in the best interest of the Purchaser or the Trust Fund, in the reasonable judgement of the Servicer. Notwithstanding anything to the contrary contained in this Agreement, no provision of this Agreement shall be construed so as to require the Servicer to take any action or fail to take any action in respect of a Contract which action or failure violates applicable law.

     Section 4.03 Records.
                  -------

     The Servicer, during the period it is Servicer hereunder, shall maintain such books of account and other records as will enable the Purchaser and the Indenture Trustee (if the Indenture Trustee so elects in its discretion) to determine the status of each Contract. Without limiting the generality of the preceding sentence, the Servicer shall keep such records in respect of Liquidation Expenses as will enable the Purchaser and the Indenture Trustee (if the Indenture Trustee so elects in its discretion) to determine that the correct amount of Net Liquidation Proceeds in respect of a Liquidated Contract has been deposited in the Note Account.

     Section 4.04 Inspection.
                  ----------

          (a) At all times during the term hereof, the Servicer shall afford the Purchaser or the Indenture Trustee and its authorized agents reasonable access during normal business hours to the Servicer's records relating to the Contracts and will cause its personnel to assist in any examination of such records by the Purchaser or the Indenture Trustee or any of its authorized agents. The examination referred to in this Section 4.04 will be conducted in a manner which does not interfere unreasonably with the Servicer's normal operations or customer or employee relations. Without otherwise limiting the scope of the examination which the Purchaser or the Indenture Trustee may make, the Purchaser or the Indenture Trustee or its authorized agents, using generally accepted audit procedures, may in their discretion verify the status of each Contract and review the records relating thereto for conformity to Monthly Reports prepared pursuant to Article V and compliance with the standards represented to exist as to each Contract in this Agreement.

          (b) At all times during the term hereof, the Servicer shall keep available a copy of the Contract Schedule at its principal executive office for inspection by Note Owners.

     Section 4.05 Establishment of and Deposits in Note Account.
                  ---------------------------------------------

     The Servicer shall deposit in the Note Account as promptly as practicable (but not later than the close of business of the second Business Day) following receipt thereof:

          (a) All amounts received from Obligors with respect to principal of and interest on the Contracts (including Excess Contract Payments);

          (b)  All Net Liquidation Proceeds;

          (c) All amounts required to be deposited by the Contract Seller pursuant to Sections 3.05(a) and (b);

          (d)  All Monthly Advances pursuant to Section 5.01;

          (e)  Any proceeds of Hazard Insurance Policies pursuant to Section
4.10 and any amounts in respect of indemnification pursuant to Section 7.03;

          (f) All amounts required to be withdrawn from an REO Account and deposited in the Note Account in accordance with Section 4.17; and

          (g)  All Deficiency Amounts.

     Section 4.06 Payment of Taxes.
                  ----------------

     If the Servicer becomes aware of the nonpayment by an Obligor of a real or personal property tax or other tax or charge which may result in a lien upon a Manufactured Home or Mortgaged Property prior to, or equal to or coordinate with, the lien of the related Contract, the Servicer, consistent with Section 4.02, shall take action, including the advancing, but only to the extent that the Servicer deems, in its sole judgement, such advance recoverable, of such taxes or charges to avoid the attachment of any such lien. If the Servicer shall have paid any such real or personal property tax or other tax or charge directly on behalf of an Obligor, the Servicer may separately add such amount to the Obligor's obligation as provided by the Contract, but, for the purposes of this Agreement, may not add such amount to the remaining principal balance of the Contract. If the Servicer shall have repossessed a Manufactured Home or Mortgaged Property on behalf of the Noteholders, the Purchaser and the Indenture Trustee, the Servicer shall advance, but only to the extent that the Servicer, in its sole judgment, deems such advance recoverable, the amount of any such tax or charge arising during the time such Manufactured Home is in the Servicer's possession or title to the Mortgaged Property is in the name of the Servicer (or any Person acting on behalf of the Servicer), unless the Servicer is contesting in good faith such tax or charge or the validity of the claimed lien on such Manufactured Home or Mortgaged Property. If the Obligor does not reimburse the Servicer for payment of such taxes or charges pursuant to this Section 4.06 and the related Contract is liquidated after a default, the Servicer shall be reimbursed for its payment of such taxes or charges out of the related Liquidation Proceeds. If Liquidation Proceeds are insufficient to reimburse the Servicer for any such premiums, the amount of such insufficiency shall constitute, and be reimbursable to the Servicer as, a Nonrecoverable Advance.

     Section 4.07 Enforcement.
                  -----------

          (a) The Servicer, consistent with Section 4.02, shall act with respect to the Contracts in such manner as will maximize the receipt of principal and interest on such Contracts.

          (b) The Servicer shall sue to enforce or collect upon Contracts and, where permitted by applicable law, may, in its sole judgment, sue to collect any Deficiency at its own expense, in its own name, if possible, or as agent for the Indenture Trustee or the Purchaser. If the Servicer elects to commence a legal proceeding to enforce a Contract, the act of commencement shall be deemed to be an automatic assignment of the Contract to the Servicer for purposes of collection only. If, however, in any enforcement suit or legal proceeding it is held that the Servicer may not enforce a Contract on the ground that it is not a real party in interest or a holder entitled to enforce the Contract, the Indenture Trustee on behalf of the Noteholders shall, at the Servicer's expense, take such steps as the Servicer deems necessary to enforce the Contract, including bringing suit in its name or the names of the Noteholders. If there has been a recovery of attorneys' fees in favor of the Servicer, the Indenture Trustee or the Purchaser in an action involving the enforcement of a Contract, the Servicer shall be reimbursed out of such recovery for its out-of-pocket attorney's fees and expenses incurred in such enforcement action.

          (c) The Servicer shall exercise any rights of recourse against third persons that exist with respect to any Contract in accordance with Section 4.02. In exercising recourse rights, the Servicer is authorized on the Purchaser's and the Indenture Trustee's behalf to reassign the Contract or to resell the related Manufactured Home and, if applicable, the Mortgaged Property, to the Person against whom recourse exists at the price set forth in the document creating the recourse.

          (d) The Servicer may grant to the Obligor on any Contract any rebate, refund or adjustment out of the Note Account that is required because of an overpayment in connection with the partial prepayment or prepayment in full of the Contract or otherwise. The Servicer may rescind, cancel or make material modifications of the terms of any Contract (including modifying the amounts and due dates of scheduled monthly payments); provided that, unless required by
                                          --------
applicable law or to bring Contracts into conformity with the representations and warranties contained in Article III, the Servicer will not permit any rescission or cancellation of any Contract or any material modification of a Contract other than in connection with a default or an imminent default on such Contract.

     Section 4.08 Maintenance of Hazard Insurance Policies.
                  ----------------------------------------

          (a) Except as otherwise provided in subsection (b) of this Section 4.08, the Servicer shall cause to be maintained with respect to each Contract one or more Hazard Insurance Policies which provide, at a minimum, the same coverage as a standard form fire and extended coverage insurance policy that is customary for manufactured housing, issued by a company authorized to issue such policies in the state in which the Manufactured Home is located, and in an amount which is not less than the maximum insurable value of such Manufactured Home or the principal balance of the related Contract, whichever is less; provided that such Hazard Insurance Policies may provide for customary
--------
deductible amounts, and further provided that the amount of coverage provided by
                        ------- --------
each Hazard Insurance Policy shall be sufficient to avoid the application of any co-insurance clause contained therein. If a Manufactured Home is located within a federally designated special flood hazard area, the Servicer shall, to the extent required by applicable law or regulation, also cause flood insurance to be maintained, which coverage shall be at least equal to the minimum amount specified in the preceding sentence or such lesser amount as may be available under the federal flood insurance program. Each Hazard Insurance Policy caused to be maintained by the Servicer shall contain a standard loss payee clause in favor of the Servicer and its successors and assigns. If any Obligor is in default in the payment of premiums on its Hazard Insurance Policy or Policies, the Servicer shall advance such premiums out of its own funds (but only to the extent that it deems, in its sole judgment, that such advances are recoverable), and may add separately such premium to the Obligor's obligation as provided by the Contract, but may not add such premium to the remaining principal balance of the Contract for purposes of this Agreement. If the Obligor does not reimburse the Servicer for payment of such premiums and the related Contract is liquidated after a default, the Servicer shall be reimbursed for its payment of such premiums out of the related Liquidation Proceeds.

          (b) The Servicer may, in lieu of causing individual Hazard Insurance Policies to be maintained with respect to each Manufactured Home pursuant to subsection (a) of this Section 4.08, and shall, to the extent that the related Contract does not require the Obligor to maintain a Hazard Insurance Policy with respect to the related Manufactured Home, maintain one or more blanket insurance policies covering losses as provided in subsection (a) of this Section 4.08 resulting from the absence or insufficiency of individual Hazard Insurance Policies. Any such blanket policy shall be substantially in the form that is the industry standard for blanket insurance policies issued to cover Manufactured Homes and in the amount sufficient to cover all losses on the Contracts. The Servicer shall pay, out of its own funds, the premium for such policy on the basis described therein and shall deposit in the Note Account, on the Business Day next preceding the Determination Date following the Collection Period in which the insurance proceeds from claims in respect of any Contracts under such blanket policy are or should have been received, the deductible amount with respect to such claims. The Servicer shall not, however, be required to deposit any deductible amount with respect to claims under individual Hazard Insurance Policies maintained pursuant to subsection (a) of this Section 4.08.

          (c) If the Servicer shall have repossessed a Manufactured Home on behalf of the Purchaser or the Indenture Trustee, the Servicer shall either (i) maintain at its expense, but only to the extent that it deems, in its sole judgment, such expense recoverable, a Hazard Insurance Policy with respect to such Manufactured Home, except that the Servicer shall be responsible for depositing any deductible amount with respect to all claims under individual Hazard Insurance Policies, or (ii) indemnify, to the extent that the Servicer should have maintained such Hazard Insurance Policy pursuant to subclause (i) of this clause (c), the Purchaser or the Trust Fund against any damage to such Manufactured Home prior to resale or other disposition that would have been covered by such Hazard Insurance Policy.

          (d) Any cost incurred by the Servicer in maintaining any of the foregoing insurance, for the purpose of calculating monthly distributions to Noteholders, shall not be added to the amount owing under the Contract, notwithstanding that the terms of the Contract so permit. Except as provided in the final sentence of this paragraph, the Servicer shall not be entitled to reimbursement from the Contract Seller, the Indenture Trustee, the Purchaser or the Noteholders for such costs. Such costs (other than the cost of the blanket policy) shall only be recovered out of later payments by the Obligor for such premiums or, if the related Contract is liquidated after a default, out of the related Liquidation Proceeds. If Liquidation Proceeds are insufficient to reimburse the Servicer for any such premiums, the amount of such insufficiency shall constitute, and be reimbursable to the Servicer as, a Nonrecoverable Advance.

     Section 4.09 Fidelity Bond and Errors and Omissions Insurance.
                  ------------------------------------------------

     The Servicer shall maintain, at its own expense, a blanket fidelity bond and an errors and omissions insurance policy, with broad coverage with responsible companies acceptable to FNMA and FHLMC, on all officers, employees or other persons acting in any capacity with regard to the Contracts to handle funds, money, documents and papers relating to the Contracts. Any such fidelity bond and errors and omissions insurance shall protect and insure the Servicer against losses, including forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of such persons. No provision of this Section 4.09 requiring such fidelity bond and errors and omissions insurance shall diminish or relieve the Servicer from its duties and obligations as set forth in this Agreement. The minimum coverage under any such bond and insurance policy shall be in an amount as is customary for servicers that service a portfolio of manufactured housing installment sales contracts of $100 million or more and that are generally acceptable as servicers to institutional investors. On or before April 1 of every year, the Servicer shall cause to be delivered to the Purchaser and the Indenture Trustee a certified true copy of such fidelity bond and insurance policy and a statement from the surety and the insurer that such fidelity bond or insurance policy shall in no event be terminated or materially modified without 30 days' prior written notice to the Purchaser and the Indenture Trustee.

     Section 4.10 Collections under Hazard Insurance Policies, Consent to
                  -------------------------------------------------------
Transfers of Manufactured Homes, Assumption Agreements.
------------------------------------------------------

          (a) In connection with its activities as administrator and Servicer of the Contracts, the Servicer agrees to present, on behalf of itself, the Indenture Trustee and the Purchaser, claims to the insurer under any Hazard Insurance Policies and, in this regard, to take such reasonable action as shall be necessary to permit recovery under any Hazard Insurance

Policies or any blanket policies obtained pursuant to Section 4.09(b) (except that the Servicer shall not be required to make any advances that the Servicer believes, in its sole judgment, would become a nonrecoverable advance). Any amounts collected by the Servicer under any such Hazard Insurance Policies shall be deposited in the Note Account pursuant to Section 4.05, except to the extent they are applied to the restoration of the related Manufactured Home or released to the related Obligor in accordance with the normal servicing procedures of the Servicer.

          (b) In connection with any transfer of ownership of a Manufactured Home and, if applicable, the related Mortgaged Property, by an Obligor to a Person, the Servicer shall consent to any such transfer and permit the assumption by such Person of the Contract related to such Manufactured Home, provided that (i) such Person, in the judgment of the Servicer, meets the
--------
Servicer's underwriting standards then in effect, (ii) such Person enters into an assumption agreement, (iii) the Servicer determines that permitting such assumption by such Person will not materially increase the risk of nonpayment of such Contract and (iv) such action will not adversely affect or jeopardize any coverage under any insurance policy required by this Agreement. In the event the Servicer determines that the conditions of the proviso of the preceding sentence have not been fulfilled, then the Servicer shall withhold its consent to any such transfer, but only to the extent permitted under the Contract and applicable law and governmental regulations and only to the extent that such action will not adversely affect or jeopardize any coverage under any insurance policy required by this Agreement. In connection with any such assumption, the rate of interest borne by, and all other material terms of, the related Contract shall not be changed.

          (c) In any case in which a Manufactured Home or Mortgaged Property is to be conveyed to a Person by an Obligor, and such Person is to enter into an assumption agreement or modification agreement or supplement to the Contract in accordance with Section 4.10(b) or Section 4.07(d), upon the closing of such conveyance, the Servicer shall cause the originals of the assumption agreement, the release (if any), or the modification or supplement to the Contract to be deposited with the Contract File or the Land Home Contract File, as applicable, for such Contract. Any fee collected by the Servicer for entering into an assumption or substitution of liability agreement with respect to such Contract will be retained by the Servicer as additional servicing compensation.

     Section 4.11 Realization upon Defaulted Contracts.
                  ------------------------------------

     Subject to applicable law, the Servicer shall repossess, foreclose upon or otherwise comparably convert the ownership of Manufactured Homes and Mortgaged Property securing all Contracts that come into default and which the Servicer believes in its good faith business judgment will not be brought current. The Servicer shall manage, conserve and protect such Manufactured Homes and Mortgaged Property for the purposes of their prompt disposition and sale, and shall dispose of such Manufactured Homes and Mortgaged Property on such terms and conditions as it deems in the best interests of the Purchaser and the Noteholders. If the Servicer has actual knowledge that a Mortgaged Property is affected by hazardous waste, then the Servicer shall not cause the Purchaser or the Trust Fund to acquire title to such Mortgaged Property in a foreclosure or similar proceeding. For purposes of the preceding sentence, the Servicer shall not be deemed to have actual knowledge that a Mortgaged Property is affected by hazardous waste unless it shall have received written notice that hazardous waste is present on such property and such written notice has been made a part of the Land Home Contract File with respect to the related Contract. In connection with such activities, the Servicer shall follow such practices and procedures as are consistent with Section 4.02.

     Section 4.12 Costs and Expenses.
                  ------------------

     Except as otherwise expressly provided herein, all costs and expenses incurred by the Servicer in carrying out its duties under this Agreement, including all fees and expenses incurred in connection with the enforcement of Contracts (including enforcement of defaulted Contracts and repossessions of Manufactured Homes and Mortgaged Property securing such Contracts), shall be paid by the Servicer, and the Servicer shall not be entitled to reimbursement hereunder, except to the extent such reimbursement is specifically provided for in this Agreement. Notwithstanding the foregoing, the Servicer shall be reimbursed out of the Liquidation Proceeds of a defaulted Contract for Liquidation Expenses incurred by it in realizing upon the related Manufactured Home and Mortgaged Property, including, but not limited to: (i) costs of refurbishing and securing such Manufactured Home; (ii) transportation expenses incurred in moving the Manufactured Home; (iii) reasonable legal fees and expenses of outside counsel; and (iv) sales commissions paid to Persons that are not Affiliates of the Servicer. The Servicer shall not incur any Liquidation Expenses unless it determines in its good faith business judgment that incurring such expenses will increase the Net Liquidation Proceeds from such Manufactured Home and Mortgaged Property and that the Servicer will be reimbursed for such Liquidation Expenses.

     Section 4.13 Purchaser to Cooperate.
                  ----------------------

          (a) Upon payment in full of any Contract, the Servicer will notify the Purchaser and the Indenture Trustee on the next Distribution Date by a certificate of a Servicing Officer (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Note Account pursuant to Section 4.05 have been deposited). The Servicer is authorized to execute an instrument in satisfaction of such Contract and to do such other acts and execute such other documents as the Servicer deems necessary to discharge the Obligor thereunder and eliminate the security interest in the Manufactured Home. The Servicer shall determine when a Contract has been paid in full. To the extent insufficient payments are received on a Contract mistakenly determined by the Servicer to be prepaid or paid in full and satisfied, the shortfall shall be paid by the Servicer out of its own funds by deposit into the Note Account.

          (b) From time to time as appropriate for servicing and foreclosure in connection with any Land Home Contract, the Indenture Trustee shall, upon written request of a Servicing Officer and delivery to the Indenture Trustee of a receipt signed by such Servicing Officer, cause the original Land Home Contract and the related Land Home Contract File to be released to the Servicer and shall execute such documents as the Servicer shall deem necessary to the prosecution of any such proceedings. The Indenture Trustee shall stamp the face of each such Land Home Contract to be released to the Servicer with a notation that the Land Home Contract has been assigned to the Indenture Trustee.

          (c) The Servicer's receipt of a Land Home Contract and/or Land Home Contract File shall obligate the Servicer to return the original Land Home Contract and the related Land Home Contract File to the Indenture Trustee, or any person acting on behalf of the Indenture Trustee, when its need by the Servicer has ceased unless the Contract shall be liquidated, repurchased or replaced as described in Section 3.05.

          (d) Upon request of a Servicing Officer, the Purchaser shall, at the expense of the Servicer, perform such acts as are reasonably requested by the Servicer (including the execution of documents) and otherwise cooperate with the Servicer in the enforcement of rights and remedies with respect to Contracts.

     Section 4.14 Servicing and Other Compensation.
                  --------------------------------

     The Servicer, as compensation for its activities hereunder including the payment of fees and expenses of the Indenture Trustee pursuant to the Indenture, shall be entitled to receive on each Distribution Date the Monthly Servicing Fee and Repossession Profits pursuant to Section 5.02.

     Additional servicing compensation in the form of Servicer Deficiency Amounts, Late Payment Fees or Extension Fees and any transfer of equity or assumption fees shall be retained by the Servicer. The Servicer shall not be reimbursed for its costs and expenses in servicing the Contracts except as otherwise expressly provided herein.

     No transfer, sale, pledge or other disposition of the Servicer's right to receive all or any portion of the Monthly Servicing Fee shall be made, and any such attempted transfer, sale, pledge or other disposition shall be void, unless such transfer is made to a successor Servicer in connection with the assumption by such successor Servicer of the duties hereunder pursuant to Section 6.07 and all (and not a portion) of the Monthly Servicing Fee is transferred to such successor Servicer.

     Section 4.15 Custody of Contracts.
                  --------------------

          (a) Subject to the terms and conditions of this Section 4.15, the Servicer agrees to act as custodian of the Contract Files (other than the Land Home Contract Files) for the benefit of the Purchaser and the Indenture Trustee. The Noteholders by their acceptance of the Notes, consent to the Servicer acting as custodian, and the Servicer agrees to maintain the Contract Files (other than the Land Home Contract Files) as custodian therefor.

          (b) The Servicer agrees to maintain the related Contract Files (other than the Land Home Contract Files) at its offices where they are presently maintained, or at such other offices of the Servicer in the State of California as shall from time to time be identified to the Indenture Trustee by ten days' prior written notice. The Servicer may temporarily move individual Contract Files, Land Home Contract Files or, in each case, any portion thereof without notice as necessary to conduct collection and other servicing activities in accordance with its customary practices and procedures.

          (c) As custodian, the Servicer shall have and perform the following powers and duties:

               (i) hold the Contract Files (other than the Land Home Contract Files) on behalf of the Purchaser, the Indenture Trustee and the Noteholders, maintain accurate records pertaining to each Contract to enable it to comply with the terms and conditions of this Agreement, maintain a current inventory thereof and conduct annual physical inspections of Contract Files held by it under this Agreement;

               (ii) implement policies and procedures in writing and signed by a Servicing Officer, with respect to persons authorized to have access to the Contract Files on the Servicer's premises and the receipting for Contract Files taken from their storage area by an employee of the Servicer for purposes of servicing or any other purposes; and

               (iii) attend to all details in connection with maintaining custody of the Contract Files on behalf of the Purchaser, the Indenture Trustee and the Noteholders.

          (d) In performing its duties under this Section 4.15, the Servicer agrees to act in accordance with the standard of care set forth in Section 4.02. The Servicer shall promptly report to the Indenture Trustee and the Purchaser any failure by it to hold the Contract Files as herein provided, and shall promptly take appropriate action to remedy any such failure. In acting as custodian of the Contract Files, the Servicer further agrees not to assert any beneficial ownership interests in the Contracts, or the Contract Files. The Servicer agrees to indemnify Noteholders, the Indenture Trustee and the Purchaser for any and all liabilities, obligations, losses, damages, payments, costs or expenses of any kind whatsoever which may be imposed on, incurred or asserted against the Noteholders, the Indenture Trustee and the Purchaser as the result of any act or omission by the Servicer relating to the maintenance and custody of the Contract Files; provided, however, that the Servicer will not be
                               --------  -------
liable for any portion of any such amount resulting from the negligence or willful misconduct of any other Person.

          (e) Not later than 60 days from the Closing Date, the Contract Seller shall deliver, or cause to be delivered, to the Indenture Trustee the following:

               (i)   the Land Home Contract Files;

               (ii)  the original Land Home Contracts endorsed as provided in
Section 3.02(x) (which endorsement may be manual or facsimile signature) on behalf of the Contract Seller; and

               (iii) Assignments from the Contract Seller to the Purchaser and from the Purchaser to the Indenture Trustee, which Assignments shall be in form and substance for recording, but shall not be recorded except as required by
Section 4.20 below;

Notwithstanding anything to the contrary contained in this Section 4.15(e), in those instances where the public recording office retains the original Mortgage, the Assignment of the Mortgage or the intervening Assignments of the Mortgage after it has been recorded, the Contract Seller shall be deemed to have satisfied its obligations hereunder upon delivery to the Purchaser of a copy of such Mortgage, such Assignment or Assignments of Mortgage certified by the public recording office to be a true copy of the recorded original thereof.

     Within 90 days following the Closing Date, the Indenture Trustee shall review each Land Home Contract File to determine that all required documents set forth in each item of the first paragraph of this Section 4.15(e) have been executed and received and that such documents relate to the Land Home Contracts identified on the Contract Schedule. For purposes of this determination, the Indenture Trustee may rely on the purported due execution and genuineness of any signature thereon. If within such 90 day period the Indenture Trustee finds that any document constituting a part of a Land Home Contract File was not executed, defective or received or is unrelated to the Land Home Contracts identified in the Contract Schedule (in this Section 4.15(e), a "defect"), the Indenture Trustee shall promptly upon the conclusion of its review notify the Servicer. The Servicer shall have a period of 90 days from receipt of such notice within which to correct or cure any such defect after the Servicer has been notified of such. If the Servicer cannot correct or cure any such defect with respect to a Land Home Contract within such 90 day period, it shall comply with the provisions of Section 3.05 hereof.

     If recordation of any Assignment is required hereunder, the original of each such recorded Assignment shall be delivered to the Indenture Trustee within 10 days following the date on which it is returned to the Contract Seller by the office with which such Assignment was filed for recordation. Upon receipt by the Indenture Trustee of the recorded Assignment, such recorded Assignment shall become part of the Land Home Contract File.

          (f)  Custodial Arrangements. The Trustee may appoint a custodian who
               ----------------------
is acceptable to the Servicer and the Contract Seller and who, upon execution of a custodial agreement, shall maintain possession of the Land Home Contract Files, together with assignments in recordable form, or such part of them as the Trustee shall direct, as agent of the Trustee pursuant to the terms of such custodial agreement. The appointment of such custodian shall not relieve the Trustee of its obligations hereunder. The Trustee will notify the Rating Agencies upon the appointment of any custodian.

          The Trustee shall keep the Servicer apprised at all times after the Closing Date of the location of the Land Home Contract Files. The Trustee shall take all steps that are reasonably necessary or appropriate in order to facilitate the Servicer's access to the Land Home Contract Files during normal business hours of the Trustee or any custodian and shall cooperate fully with the Servicer in securing such access.

     Section 4.16 Management of REO Property.
                  --------------------------

          (a) If the Indenture Trustee acquires any REO Property pursuant to [Section 4.16], the Servicer shall have full power and authority, subject only to the specific requirements and prohibitions of this Agreement, to do any and all things in connection therewith as are consistent with the manner in which the Servicer manages and operates similar property owned by the Servicer or any of its Affiliates, all on such terms and for such period as the Servicer deems to be in the best interests of Noteholders, and the Purchaser and, consistent therewith, shall withdraw from the REO Account, to the extent of amounts on deposit therein with respect to such REO Property, funds necessary for the proper operation, management and maintenance of such REO Property, including:

               (i) all insurance premiums due and payable in respect to such REO Property;

               (ii) all real estate taxes and assessments in respect to such REO Property that may result in the imposition of a lien thereon; and

               (iii) all costs and expenses necessary to maintain such REO Property.

     To the extent that amounts on deposit in the REO Account in respect of any REO Property are insufficient for the purposes set forth in (i)-(iii) above with respect to such REO Property, the Servicer shall advance from its own funds such amount as is necessary for such purposes if, but only if, the Servicer would make such advances if the Servicer owned such REO Property and if in the Servicer's judgment, the payment of such amounts will be recoverable from the operation or sale of such REO Property.

          (b)  Notwithstanding the foregoing, the Servicer shall not:

               (i) authorize or permit any construction on any REO Property, other than the completion of a building or other improvement thereon, and then only if more than ten percent of the construction of such building or other improvement was completed before default on the related Contract became imminent, all within the meaning of Section 856(e)(4)(B) of the Code; or

               (ii) directly operate, or allow any other Person to directly operate, any REO Property on any date more than 90 days after its date of acquisition.

          (c) The Servicer may contract with any Independent Contractor for the operation and management of any REO Property, provided that:

               (i) the terms and conditions of any such contract may not be inconsistent herewith;

               (ii) any such contract shall require, or shall be administered to require, that (A) the Independent Contractor pay all costs and expenses incurred in connection with the operation and management of such REO Property, including those listed in subsection (a) hereof, (B) hold all related revenues in a segregated account, which shall be an Eligible Account, and (C) remit all related revenues collected (net of such costs and expenses and any fees retained by such Independent Contractor) to the Servicer on a monthly or more frequent basis;

               (iii) none of the provisions of this Section 4.16(c) relating to any such contract or to actions taken through any such Independent Contractor shall be deemed to relieve the Servicer of any of its duties and obligations to the Purchaser and to the Indenture Trustee on behalf of the Noteholders with respect to the operation and management of any such REO Property; and

               (iv) the Servicer shall be obligated with respect thereto to the same extent as if it alone were performing all duties and obligations in connection with the operation and management of such REO Property.

     The Servicer shall be entitled to enter into any agreement with any Independent Contractor performing services for it related to its duties and obligations hereunder for indemnification of the Servicer by such Independent Contractor, and nothing in this Agreement shall be deemed to limit or modify such indemnification. The Servicer shall be entitled to pay all fees owed to any such Independent Contractor out of the REO Account pursuant to Section 4.16.

          (d) Subject to Section 4.16(b), the Servicer shall itself be entitled to operate and manage any foreclosure property and, in such event, shall be entitled to pay itself a monthly management fee in accordance with Section 4.16; provided that the amount of such management fee shall not exceed the amount customarily charged for the operation and management of similar property in the locality of such REO Property by property managers other than the Servicer or its Affiliates.

     Section 4.17 Reports to the Securities and Exchange Commission.
                  -------------------------------------------------

     The Servicer shall use reasonable efforts to assist the Contract Seller and the Purchaser in obtaining any information maintained by it in the ordinary course of performing its duties hereunder that is necessary for the Contract Seller, on behalf of the Trust Fund, and the Purchaser to cause to be filed with the Securities and Exchange Commission any periodic reports required to be filed under the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission thereunder.

     Section 4.18 Annual Statement as to Compliance.
                  ---------------------------------

     The Servicer will deliver to the Contract Seller, the Purchaser and each Rating Agency on or before [_____]of each year, commencing in 2001, an Officer's Certificate (i) stating that a review of the activities of the Servicer during the preceding calendar year and of performance under this Agreement has been made under such officer's supervision, and (ii) stating that to the best of such officer's knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof.

     Section 4.19 Annual Independent Public Accountants' Servicing Report.
                  -------------------------------------------------------

     On or before [_____] of each year, commencing in 2001, the Servicer, at its expense, shall cause a firm of independent public accountants which is a member of the American Institute of Certified Public Accountants to furnish a statement to the Contract Seller, the Purchaser the Indenture Trustee and each Rating Agency to the effect that such firm has examined certain documents and records relating to the servicing of the Contracts under this Agreement and, at the option of the Servicer, manufactured housing installment sale contracts and installment loan agreements under pooling and servicing agreements substantially similar to this Agreement with regard to servicing procedures (such statement to have attached thereto a schedule setting forth the pooling and servicing agreements covered thereby, including this Agreement) and that, on the basis of such examination conducted substantially in compliance with this Agreement or such agreements, as the case may be, and generally accepted auditing standards, such servicing has been conducted substantially in compliance with this Agreement or such pooling and servicing agreements, as the case may be, except for such exceptions as such firm believes to be immaterial and such other exceptions or errors in records that may be set forth in such statement. For purposes of such statement, such firm may assume conclusively that all indentures among the Contract Seller, the Servicer, the Purchaser and an indenture trustee relating to notes or pooling agreements among the Contract Seller, the Servicer and a trustee relating to certificates evidencing an interest in actuarial and/or simple interest manufactured housing contracts are substantially similar to one another, except for any such pooling and servicing agreement which by its terms specifically states otherwise.

     Section 4.20 Retitling of Land Home Contracts.
                  --------------------------------

          (a) If the Contract Seller or the Servicer receives actual notice or knowledge that GreenPoint Bank, the parent of the Contract Seller, is no longer assigned a long-term senior debt rating from Moody's of Baa3 or higher, of BBB-or higher from S&P, the Servicer shall promptly provide notice to the Purchaser and the Indenture Trustee that GreenPoint Bank no longer has such rating. If at any time during the term of this Agreement the Indenture Trustee receives written notice from the Servicer or the Contract Seller that GreenPoint Bank does not have a long-term senior debt rating from Moody's of Baa3 or higher, of BBB- or higher from S&P, or if the Indenture Trustee otherwise becomes aware that the Contract Seller is no longer assigned such rating, the Indenture Trustee, at the Contract Seller's expense, shall file promptly in the appropriate recording offices the assignments to the Indenture Trustee of each Mortgage securing a Land Home Contract sold by the Contract Seller to the Purchaser and pledged to the Trust Fund.

          (b) If at any time GreenPoint Bank does not own, directly or indirectly, at least 51% of the membership interests of GreenPoint, GreenPoint shall promptly provide notice to the Purchaser and the Indenture Trustee that GreenPoint Bank no longer has such ownership interest. If at any time during the term of this Agreement the Indenture Trustee receives written notice from GreenPoint that GreenPoint Bank does not own, directly or indirectly, at least 51% of the membership interests of GreenPoint, or if the Indenture Trustee otherwise becomes aware that GreenPoint Bank no longer has such ownership interest, the Indenture Trustee, at the Contract Seller's expense, shall file promptly in the appropriate recording offices the assignments to the Indenture Trustee on behalf of the Trust Fund of each Mortgage securing a Land Home Contract.

     Section 4.21 Notice of Rating Change.
                  -----------------------

     In the event that Notes are not rated in the highest rating category by the Rating Agencies on the Closing Date, the Servicer shall give written notice to the Auction Agent of the initial ratings on the Notes by S&P and Moody's substantially in the form of the Notice of Ratings. If there is a change in any of the ratings of the Notes at any time, the Servicer shall give written notice to the Auction Agent or if the Notes are no longer maintained in Book-Entry Form by the Depository, to the Indenture Trustee, substantially in the form of the Notice of Ratings within three (3) Business Days of its receipt of notice of such change, but not later than the close of business on the Business Day immediately preceding an Auction Date (as defined in Schedule I) if the Servicer has received written notice of such change in a rating or ratings prior to 12:00 noon on such Business Day, and the Auction Agent or the Indenture Trustee, as applicable, shall take into account such change in rating or ratings for purposes hereof and any Auction, so long as such Notice of Ratings is received by the Auction Agent or Indenture Trustee no later than the close of business on such Business Day.

                                   ARTICLE V

                     MONTHLY ADVANCES AND MONTHLY REPORTS

     Section 5.01 Monthly Advances by the Servicer.
                  --------------------------------

          (a) By the close of business on the day prior to each Distribution Date, the Servicer shall (i) cause to be deposited, out of its own funds, in the Note Account the Monthly Advance for the related Distribution Date, (ii) direct the Indenture Trustee to apply all or a portion of the Excess Contract Payments in the Note Account to make such Monthly Advance, or (iii) do any combination of clauses (i) and (ii) to make such Monthly Advance. To the extent that an Excess Contract Payment (or any portion thereof) that has been applied pursuant to clause (ii) or (iii) is required for application as to all or a portion of a Scheduled Payment due on the related Contract, the Servicer shall deposit, out of its own funds, the amount of such Excess Contract Payment (or the portion thereof required for such Scheduled Payment) into the Note Account on the immediately succeeding Due Date, and the amount so deposited will become part of the Outstanding Amount Advanced.

          (b) The Servicer shall reimburse itself for the Outstanding Amount Advanced out of (i) collections of delinquent payments of principal and interest on Contracts as to which the Servicer previously made a Monthly Advance, (ii) available funds in the Note Account attributable to Excess Contract Payments or
(iii) any combination of clauses (i) and (ii) above.

          (c)  If the Servicer determines that any advance made pursuant to
Section 5.01(a) has become a Nonrecoverable Advance and at the time of such determination there exists an Outstanding Amount Advanced, then the Servicer shall reimburse itself out of funds in the Note Account for the amount of such Nonrecoverable Advance for the next succeeding Distribution Date by withdrawing such amount pursuant to Section 5.02(v), but not in excess of such Outstanding Amount Advanced. If a Contract becomes a Liquidated Contract and at such time there exists an Outstanding Amount Advanced, then the Servicer shall reimburse itself out of funds in the Note Account for the portion of Monthly Advances equal to the aggregate of delinquent Scheduled Payments on such Contract to the Due Date in the Collection Period in which such Contract became a Liquidated Contract, but not in excess of such Outstanding Amount Advanced. Notwithstanding any other provision of this Agreement, under no circumstances shall the Servicer be required to make a Monthly Advance that the Servicer determines if made would be a Nonrecoverable Advance.

     Section 5.02 Permitted Withdrawals from the Note Account.
                  -------------------------------------------

     The Servicer may, from time to time as provided herein, make withdrawals from the Note Account of amounts deposited therein pursuant to Section 4.05 and the Indenture that are attributable to the Contracts for the following purposes:

               (i) to pay to the Contract Seller with respect to each Contract sold by it or property acquired in respect thereof that has been repurchased or replaced pursuant to Section 3.05, all amounts received thereon that are specified in such Section to be property of the Contract Seller;

               (ii) to reimburse itself for the payment of taxes or charges out of Liquidation Proceeds (to the extent not previously retained from such Liquidation Proceeds prior to their deposit) or out of payments expressly made by the related Obligor to reimburse the Servicer for such taxes or charges, as permitted by Section 4.06;

               (iii) to pay to itself the Senior Monthly Servicing Fee and Servicer Deficiency Amounts and Repossession Profits, if any;

               (iv) to reimburse itself or a previous Servicer out of Liquidation Proceeds (to the extent not previously retained from Liquidation Proceeds prior to their deposit in the Note Account) in respect of a Manufactured Home and out of payments by the related Obligor (to the extent of payments expressly made by the Obligor to reimburse the Servicer for insurance premiums) for expenses incurred by it in respect of such Manufactured Home that are specified in this Agreement as being reimbursable to it or to a previous Servicer;

               (v) to reimburse itself for any Nonrecoverable Advances and for Monthly Advances in respect of Liquidated Contracts, in each case, in accordance with Section 5.01(c);

               (vi) after the Note Balance has been reduced to zero, all amounts owing to the Special Account have been deposited to reimburse the Servicer for expenses incurred and reimbursable to the Servicer pursuant to
Section 6.05; and

               (vii) to withdraw any amount deposited in the Note Account that was not required to be deposited therein (including any collections on the Contracts that, pursuant to Section 2.01(a), are not part of the Trust Fund).

     Since, in connection with withdrawals pursuant to clauses (i), (ii) and
(iv) of this Section 5.02, the Servicer's entitlement thereto is limited to collections or other recoveries on the related Contract, the Servicer shall keep and maintain separate accounting, on a Contract by Contract basis, for the purpose of justifying any withdrawal from the Note Account pursuant to such clauses.

     Section 5.03 Monthly Reports.
                  ---------------

     At least two Business Days prior to each Distribution Date, the Servicer shall cause the Indenture Trustee, the Insurer, the Rating Agencies and the Purchaser to receive a Monthly Report, which report shall include the following information with respect to the immediately following Distribution Date:

          (a)  the Distribution Amount for such Distribution Date;

          (b) the amount of principal to be distributed to the Noteholders, separately stating the contribution thereto from each of the amounts specified in clauses (a) through (f), inclusive, of the definition of Total Regular Principal Amount and from the amount of clause (b) of the definition of Formula Principal Distribution Amount;

          (c) the amount of interest to be distributed the Noteholders on such Distribution Date;

          (d) the remaining Note Balance after giving effect to the payment of principal to be made on such Distribution Date (on which interest will be calculated on the next succeeding Distribution Date);

          (e)  the Pass-Through Rate and the Holdover Amount;

          (f)  the existence of any Servicer Termination Event;

          (g) the number of and aggregate remaining principal balance of Contracts with payments delinquent 31 to 59, 60 to 89, and 90 or more days, respectively;

          (h) the number of Contracts that were repurchased or replaced by the Contract Seller in accordance with Section 3.05 during the prior Collection Period, identifying such Contracts and (i) the Repurchase Price of such Contracts and (ii) the amount, if any, paid by the Contract Seller due to the differences, if any, between the remaining principal balances of the replaced Contracts and the Eligible Substitute Contracts;

          (i) the aggregate principal balances of all Contracts that are not Liquidated Contracts and in respect of which the related Manufactured Homes have been repossessed or foreclosed upon;

          (j)  the Enhancement Payment, if any, on such Distribution Date;

          (k) the amount of any Monthly Advance and the Outstanding Amount Advanced with respect to such Distribution Date;

          (l) the amounts, if any, deposited into the Special Account for such Distribution Date;

          (m) (i) the Net Weighted Average Contract Rate for the Collection Period immediately preceding the month of such Distribution Date and (ii) the Net Weighted Average Contract Rate for the Collection Period occurring in the month in which such Distribution Date occurs;

          (n) the number of Manufactured Homes currently held by the Servicer due to repossessions and the aggregate principal balance of the related defaulted Contracts;

          (o) the Pool Principal Balance, expressed as a percentage of the Cut-Off Date Pool Principal Balance;

          (p) the aggregate of the Deficiency Amounts and Servicer Deficiency Amounts received for the preceding Collection Period;

          (q) any additional items required to be set forth in the Monthly Report pursuant to the Insurance Agreement;

          (r) amounts paid to the Noteholders on such Distribution Date in respect of the Net Funds Cap Carryover Amount;

          (s) the Cumulative Realized Losses and the Current Realized Loss Ratio, each as of such Distribution Date; and

     Copies of all Monthly Reports shall be provided by the Servicer to each Rating Agency. The Indenture Trustee shall be under any duty to recalculate or verify the information provided to it by the Servicer. The Servicer shall deliver a written notice to the Indenture Trustee not later than three Business Days next preceding a Distribution Date if it cannot provide the Indenture Trustee with a Monthly Report for such Distribution Date.

     Section 5.04 Certificate of Servicing Officer.
                  --------------------------------

     Each Monthly Report pursuant to Section 5.03 shall be accompanied by a certificate of a Servicing Officer substantially in the form of Exhibit F,
                                                                ---------
certifying the accuracy of the Monthly Report and that such officer is not aware of the occurrence of an Event of Default or of an event that, with notice or lapse of time or both, would become an Event of Default, or if such officer is aware that such an event has occurred and is continuing, specifying the event and its status.

     Section 5.05 Other Data.
                  ----------

     In addition, the Servicer, at the request of the Purchaser, the Indenture Trustee or the Note Administrator, shall furnish the to the Purchaser and/or the Indenture Trustee such underlying data as may reasonably be requested.

                                  ARTICLE VI

                     THE CONTRACT SELLER AND THE SERVICER

     Section 6.01 Liabilities to Obligors.
                  -----------------------

     No liability to any Obligor under any of the Contracts arising out of any act or omission to act of the Servicer in servicing the Contracts prior to the Closing Date is intended to be assumed by the Contract Seller, the Purchaser, the Indenture Trustee, the Note Administrator or the Noteholders under or as a result of this Agreement and the transactions contemplated hereby and, to the maximum extent permitted and valid under mandatory provisions of law, the Contract Seller, the Purchaser, the Indenture Trustee, the Note Administrator and the Noteholders expressly disclaim such assumption.

     Section 6.02 Servicer's Indemnities.
                  ----------------------

     The Servicer shall defend and indemnify the Trust Fund, the Indenture Trustee, the Note Administrator, the Purchaser, the Contract Seller and the Noteholders against any and all costs, expenses, losses, damages, claims or liabilities, including reasonable fees and expenses of counsel and expenses of litigation, arising from third party claims or actions (including penalties or fees imposed by any governmental or regulatory body or agency) in respect of any action taken by the Servicer with respect to any Contract or Manufactured Home constituting a failure by the Servicer to perform its obligations under this Agreement. This indemnity shall survive any Event of Default (but a Servicer's obligations under this Section 6.02 shall not relate to any actions of any subsequent Servicer after an Event of Default) and any payment of the amount owing under, or any repurchase by the Contract Seller of, any such Contract.

     Section 6.03 Operation of Indemnities.
                  ------------------------

     Indemnification under this Article VII shall include reasonable fees and expenses of counsel and expenses of litigation. Any amounts received by the Indenture Trustee or the Purchaser from the Servicer pursuant to this Article VII shall be deposited in the Note Account pursuant to Section 4.05. If the Servicer has made any indemnity payments to the Indenture Trustee or the Purchaser pursuant to this Article VII and the Indenture Trustee or the Purchaser thereafter collects any of such amounts from others, the Indenture Trustee or the Purchaser will repay such amounts collected to the Servicer, together with any interest collected thereon.

     Section 6.04 Merger or Consolidation of the Contract Seller or the
                  -----------------------------------------------------
Servicer.
--------

     The Contract Seller and the Servicer will each keep in full effect their existence, rights and franchises as a Delaware limited liability company, and will obtain and preserve its qualification to do business as a foreign limited liability company in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Notes or any of the Contracts and to perform its duties under this Agreement.

     Any Person into which the Contract Seller or the Servicer may be merged or consolidated, or any corporation or association resulting from any merger, conversion or consolidation to which the Contract Seller or the Servicer shall be a party, or any Person succeeding to the business of the Contract Seller or the Servicer, shall be the successor of the Contract Seller or the Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person to
                 --------  -------
the Servicer shall satisfy the requirements of Section 6.07 with respect to the qualifications of a successor to the Servicer. The Contract Seller and the Servicer shall promptly notify each Rating Agency and the Insurer of any such merger to which it is a party.

     The conversion of GreenPoint's organizational structure from a Delaware limited liability company to a corporation, partnership or other such entity shall not require the consent of any party or notice to any party and shall not in any way affect the rights or obligations of GreenPoint as Contract Seller or Servicer hereunder.

     Section 6.05 Limitation on Liability of the Contract Seller, the Servicer
                  ------------------------------------------------------------
and Others.
----------

     Neither the Contract Seller, the Servicer nor any of their members, managers, officers, employees or agents shall be under any liability to the Purchaser or the Noteholders for any errors in judgment or any action taken or for refraining from the taking of any action, pursuant to this Agreement; provided, however, that this provision shall not protect the Contract Seller or
--------  -------
any such Person against any liability that would otherwise be imposed by reason of its willful misconduct, or gross negligence; provided, further that this
                                                --------  -------
provision shall not protect the Servicer or any such Person against any liability that would otherwise be imposed by reason of its willful misconduct or gross negligence. The Contract Seller, the Servicer and any of their members, managers, officers, employees or agents may rely on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. Neither the Contract Seller nor the Servicer shall be under any obligation to appear in, prosecute or defend any legal action which arises under this Agreement (other than in connection with the enforcement by the Servicer of any Contract in accordance with this Agreement) and which in its opinion may involve it in any expenses or liability; provided, however, that the
                                                     --------  -------
Servicer may in its discretion undertake any such other legal action which it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto. In such event, the legal expenses and costs of such other legal action and any liability resulting therefrom shall be expenses, costs and liabilities payable from the Note Account, and the Servicer shall be entitled to be reimbursed therefor out of the Note Account as provided by
Section 5.02.

     Section 6.06 Assignment by Servicer.
                  ----------------------

     Notwithstanding any provision to the contrary in this Agreement without the consent of the Purchaser, the Servicer may, with the consent of the Insurer (provided that if an Insurer Default has occurred and is continuing, no consent of the Insurer needs to be obtained), which consent shall not be unreasonably withheld, assign its rights and delegate its duties and obligations under this Agreement; provided that the Person shall execute and deliver to the Indenture
           --------
Trustee and the Purchaser an agreement, in form and substance reasonably satisfactory to the Indenture Trustee and the Purchaser, which contains an assumption by such Person of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Servicer under this Agreement; and further provided that each Rating Agency's rating of the
                    ------- --------
Notes in effect immediately prior to such assignment and delegation will not be withdrawn or reduced as a result of such assignment and delegation, as evidenced by a letter from each Rating Agency. In the case of any such assignment and delegation, the Servicer shall be released from its obligations under this Agreement, except that the Servicer shall remain liable for all liabilities and obligations incurred by it as Servicer hereunder prior to the satisfaction of the conditions to such assignment and in such delegation.

     Section 6.07 Successor to the Servicer.
                  -------------------------

     In connection with the termination of the Servicer's responsibilities and duties under this Agreement pursuant to Section 8.01 and the Indenture, the Indenture Trustee shall (i) succeed to and assume all of the Servicer's responsibilities, rights, duties and obligations under this Agreement (except the duty to pay and indemnify the Indenture Trustee pursuant to Section 6.08 hereof), or (ii) with the consent of the Contract Seller, the Purchaser and the Insurer (provided that if an Insurer Default has occurred and is continuing, no consent of the Insurer needs to be obtained), which consent shall not be unreasonably withheld, appoint a successor. In connection with any appointment of a successor Servicer, the Indenture Trustee may make such arrangements for the compensation of such successor out of payments on Contracts as it and such successor shall agree or such court shall determine; provided, however, that the Monthly Servicing Fee
                            --------  -------
shall not be in excess of a monthly amount equal to 1/12th of the product of 1% and the Pool Principal Balance for the Distribution Date in respect of which such compensation is being paid without the consent of all of the Noteholders and notice to each Rating Agency. If the Servicer's duties, responsibilities and liabilities under this Agreement should be terminated pursuant to Section 6.06 or 7.01, the Servicer shall discharge such duties and responsibilities during the period from the date it acquires knowledge of such termination until the effective date thereof with the same degree of diligence and prudence which it is obligated to exercise under this Agreement, shall cooperate with the Indenture Trustee and any successor Servicer in effecting the termination of the Servicer's responsibilities and rights hereunder, and shall take no action whatsoever that might impair or prejudice the rights or financial condition of its successor. The assignment by a Servicer pursuant to Section 6.06 or removal of Servicer pursuant to Section 7.01 shall not become effective until a successor shall be appointed pursuant to this Section 6.07 and shall in no event relieve the Contract Seller of liability pursuant to Section 3.05 for breach of the representations and warranties made pursuant to Section 3.02 or 3.03. The Servicer being terminated pursuant to Section 7.01 or Section 6.06 shall bear all costs of a transfer of servicing therefrom, including but not limited to those of the Indenture Trustee reasonably allocable to specific employees and overhead, legal fees and expenses, and costs of amending the Agreement, if necessary.

     Any successor appointed as provided herein shall execute, acknowledge and deliver to the Servicer and to the Indenture Trustee an instrument accepting such appointment, whereupon such successor shall become fully vested with all the rights, powers, duties, responsibilities, obligations and liabilities of the Servicer, with like effect as if originally named as a party to this Agreement and the Notes. Any assignment by or termination of the Servicer pursuant to
Section 6.06 or 7.01 or the termination of this Agreement pursuant to Section
8.01 and the Indenture shall not affect any claims that the Purchaser may have against the Servicer arising prior to any such termination or resignation.

     The Servicer shall timely deliver to the successor the funds in the Note Account and REO Account and all Contract Files, Land Home Contract Files and related documents and statements held by it hereunder and the Servicer shall account for all funds and shall execute and deliver such instruments and do such other things as reasonably may be required to more fully and definitely vest and confirm in the successor all such rights, powers, duties, responsibilities, obligations and liabilities of the Servicer. Without limitation, the Indenture Trustee is authorized and empowered to execute and deliver on behalf of the Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments (including transfer instruments in respect of Notes of title and financing statements relating to the Manufactured Homes), and to do any and all acts or things necessary or appropriate to effect the purposes of such notice of termination.

     Upon a successor's acceptance of appointment as such, the Indenture Trustee shall notify in writing the Noteholders and each Rating Agency of such appointment.

     Section 6.08 Servicer to Pay Fees and Expenses of Purchaser.
                  ----------------------------------------------

     The Servicer covenants and agrees to pay, from its own funds, to the Indenture Trustee from time to time, and the Indenture Trustee shall be entitled to, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by it in the execution of the trust created under the Indenture and in the exercise and performance of any of the powers and duties hereunder of the Indenture Trustee, and the Servicer will pay (out of its own funds) or reimburse the Indenture Trustee, to the extent requested by the Indenture Trustee, for all reasonable expenses, disbursements and advances incurred or made by the Indenture Trustee in accordance with any of the provisions of this Agreement and the Indenture, and the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ, and the expenses incurred by the Indenture Trustee in connection with the appointment of an office or agency pursuant to the Indenture, except any such expense, disbursement or advance as may arise from its negligence or bad faith. The Servicer also covenants and agrees to indemnify (out of its own funds) the Indenture Trustee for, and to hold the Indenture Trustee harmless against, any loss, liability or expense incurred without negligence or bad faith on the part of the Indenture Trustee arising out of or in connection with the acceptance or administration of this trust and its duties hereunder or under the Indenture, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The covenants in this Section 6.08 shall be for the benefit of the Indenture Trustee in such capacity hereunder and under the Indenture, and shall survive the termination of this Agreement and/or the Indenture.

                                  ARTICLE VII

                               EVENTS OF DEFAULT

     Section 7.01 Events of Default.
                  -----------------

     In case one or more of the following Events of Default shall occur and be continuing, that is to say:

          (a) any failure by the Servicer to make any deposit or payment, or to remit to the Indenture Trustee any payment, required to be made under the terms of this Agreement which continues unremedied for a period of five days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Indenture Trustee or to the Servicer and the Indenture Trustee by the Holders of Notes evidencing Fractional Interests aggregating not less than 25%; or

          (b) failure on the part of the Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Servicer set forth in this Agreement, including the failure to deliver a Monthly Report, which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Indenture Trustee or to the Servicer, the Indenture Trustee and the Contract Seller by the Holders of Notes evidencing Fractional Interests aggregating not less than 25%; or

          (c) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or appointing a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer, and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or

          (d) the Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to all or substantially all of the Servicer's property; or

          (e) the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations or take any corporate action in furtherance of the foregoing;

then, and in each and every such case, so long as such Event of Default shall not have been cured or waived, the Indenture Trustee may with the consent of the Insurer (which consent shall not be unreasonably withheld; provided that if an Insurer Default has occurred and is continuing, no consent of the Insurer needs to be obtained), and the Purchaser shall at the written direction of the Insurer so long as no Insurer Default has occurred and is continuing, terminate all the rights and obligations of the Servicer under this Agreement and with respect to the Contracts and the proceeds thereof, except any responsibility for its acts or omissions during its tenure as Servicer hereunder. The Indenture Trustee shall send a copy of a notice of any Event of Default to each Rating Agency, the Insurer and the Contract Seller. On or after the receipt by the Servicer of such written notice, all authority and power of the Servicer under this Agreement, whether with respect to the Contracts or otherwise, shall pass to and be vested in the successor appointed pursuant to Section 6.07. Upon the occurrence of an Event of Default which shall not have been remedied, the Indenture Trustee may also pursue whatever rights it may have at law or in equity to damages, including injunctive relief and specific performance. The Indenture Trustee will have no obligation to take any action or institute, conduct or defend any litigation under this Agreement at the request, order or direction of any of the Noteholders or the Insurer unless such Noteholders or the Insurer have offered to the Indenture Trustee reasonable security or indemnity against the costs, expenses and liabilities which the Indenture Trustee may incur.

     Section 7.02 Waiver of Defaults.
                  ------------------

     The Insurer so long as no Insurer Default has occurred and is continuing or if an Insurer Default has occurred and is continuing, Holders of Notes evidencing Fractional Interests aggregating not less than 25% may waive any default by the Servicer in the performance of its obligations hereunder and its consequences, except that a default in the making of any required remittance to the Purchaser for distribution on any of the Notes may be waived only by the affected Noteholders. Upon any such waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

     Section 7.03 Notification to Noteholders.
                  ---------------------------

          (a) Upon any such termination pursuant to Section 7.01 or the Indenture, the Indenture Trustee shall give prompt written notice thereof to the Purchaser and the Contract Seller.

          (b) Within 60 days after the occurrence of any Event of Default, the Indenture Trustee shall transmit by mail to the Purchaser and the Contract Seller notice of each such Event of Default hereunder known to the Indenture Trustee, unless such Event of Default shall have been cured or waived.

     Section 7.04 Effect of Transfer.
                  ------------------

          (a) After a transfer of servicing duties to a successor Servicer pursuant to Section 6.04, 6.06, 6.07, 7.01 or the Indenture, the Indenture Trustee or the successor Servicer may notify Obligors to make payments that are due under the Contracts after the effective date of the transfer of servicing duties directly to the successor Servicer.

          (b) After the transfer of servicing duties to a successor Servicer pursuant to Section 6.04, 6.06, 6.07, 7.01 or the Indenture, the replaced Servicer shall have no further obligations with respect to the management, administration, servicing or collection of the Contracts, but in the case of a transfer pursuant to Section 6.07, 7.01 or the Indenture shall remain liable for any liability arising from the replaced Servicer's actions hereunder and shall remain entitled to any compensation due the replaced Servicer that had already accrued prior to such transfer.

          (c) A transfer of servicing duties to a successor Servicer shall not affect the rights and duties of the parties hereunder (including but not limited to the indemnities of the Servicer pursuant to Article VII), other than those relating to the management, administration, servicing or collection of the Contracts.

     Section 7.05 Transfer of the Account.
                  -----------------------

     Notwithstanding the provisions of Section 7.01 or the Indenture, if the Note Account shall be maintained with the Servicer or an Affiliate of the Servicer and an Event of Default shall occur and be continuing, the Servicer, after five days' written notice from the Indenture Trustee, or in any event within ten days after the occurrence of the Event of Default, shall establish a new account, which shall be an Eligible Account, conforming with the requirements of this Agreement, with a depository institution other than the Servicer or an Affiliate of the Servicer, and shall promptly transfer all funds in the Note Account to such new Note Account, which shall thereafter be deemed the Note Account for the purposes hereof.

                                  ARTICLE VIII

                                  TERMINATION

     Section 8.01 Termination.
                  -----------

          (a) The respective obligations and responsibilities of the Contract Seller, the Servicer (except as to Section 6.08) and the Purchaser shall terminate upon the termination of the Indenture and the final payment or other liquidation (or any advance with respect thereto) of the last Contract or the disposition of all property acquired under repossession of any Contract and the remittance of all funds due hereunder.

                                  ARTICLE IX

                           MISCELLANEOUS PROVISIONS

     Section 9.01 Amendment.
                  ---------

     This Agreement may be amended from time to time by the Contract Seller, the Servicer and the Purchaser, with the consent of the Indenture Trustee and the Insurer, which consent shall not be unreasonably withheld (provided that if an Insurer Default has occurred and is continuing, no such consent needs to be obtained) without the consent of any of the Noteholders, (i) to cure any ambiguity, (ii) to correct or supplement any provisions herein, (iii) to add to the duties or obligations of the Servicer, (iv) to obtain a rating from a nationally recognized rating agency or to maintain or improve the ratings the Notes by each Rating Agency (it being understood that after obtaining ratings for the Notes from Moody's and S&P, none of the Purchaser, the Contract Seller or the Servicer is obligated to obtain, maintain or improve any rating assigned to the Notes) or (v) to make such other provisions with respect to matters or questions arising under this Agreement, as shall not be inconsistent with any other provisions herein; provided that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Noteholder.

     This Agreement may also be amended from time to time by the Contract Seller, the Servicer and the Purchaser with the consent of the Indenture Trustee and the Insurer, which consent shall not be unreasonably withheld (provided that if an Insurer Default has occurred and is continuing, no such consent needs to be obtained), and with the consent of the Holders of a Majority In Interest of the Notes affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Notes; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any Note without the consent of the Holder of such Note, (ii) adversely affect in any material respect the interests of the Holders of any Notes in a manner other than as described in (i), without the consent of the Holders of Notes evidencing Percentage Interests aggregating 66% or (iii) reduce the aforesaid percentages of Notes the Holders of which are required to consent to any such amendment, without the consent of the Holders of all such Notes then outstanding.

     Promptly after the execution of any amendment to this Agreement requiring the consent of Noteholders, the Indenture Trustee shall furnish written notification of the substance of such amendment to each Noteholder, the Insurer and each Rating Agency.

     It shall not be necessary for the consent of Noteholders under this Section
9.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Noteholders shall be subject to such reasonable regulations as the Indenture Trustee may prescribe.

     Nothing in this Agreement shall require the Purchaser to enter into an amendment without receiving an Opinion of Counsel, satisfactory to the [Purchaser] that (i) such amendment is permitted and is not prohibited by this Agreement and that all requirements for amending this Agreement have been complied with; and (ii) either (A) the amendment does not adversely affect in any material respect the interests of any Noteholder or (B) the conclusion set forth in the immediately preceding clause (A) is not required to be reached pursuant to this Section 9.01.

     Section 9.02 Recordation of Agreement; Counterparts.
                  --------------------------------------

     This Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Contracts are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Servicer at its expense.

     For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

     Section 9.03 Governing Law.
                  -------------

     THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE SUBSTANTIVE LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN THE STATE OF CALIFORNIA AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HERETO AND THE NOTEHOLDERS SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

     Section 9.04 Calculations.
                  ------------

     Except as otherwise provided in this Agreement, all Pass-Through Rate, interest rate and basis point calculations under this Agreement will be made with respect to variable rate Notes on the basis of the actual number of days elapsed during the related Interest Accrual Period and a 360-day year and with respect to fixed rate Notes on the basis of a 360 day year and 12 thirty day months, and will be carried out to at least three decimal places. Interest on the Regular Notes with respect to a Distribution Date will accrue during the related Interest Accrual Period.

Section 9.05  Notices.
              -------

          (a) The Indenture Trustee shall use its best efforts to promptly provide notice to each Rating Agency with respect to each of the following of which it has actual knowledge:

          1.   Any material change or amendment to this Agreement;

          2.   The occurrence of any Event of Default that has not been cured;

          3. The resignation or termination of the Servicer or the Indenture Trustee and the appointment of any successor or any assignment of this Agreement pursuant to Section 6.06;

          4. The repurchase or substitution of Contracts pursuant to Section 3.05; and

          5. Any shortfalls arising from the failure of the Servicer to advance as required pursuant to Section 5.01 hereof.

     In addition, the Servicer shall promptly furnish to each Rating Agency copies of the following:

          1.   Each report to Noteholders described in [the Indenture];

          2.   Each annual statement as to compliance described in Section 4.18;
and

          3. Each annual independent public accountants' servicing report described in Section 4.19.

     All directions, demands and notices hereunder shall be in writing and shall be deemed to have been duly given when delivered to (a) in the case of the Contract Seller and the Servicer: GreenPoint Credit, LLC, 10089 Willow Creek Road, San Diego, California 92131, Attention: Manager, Investor Servicing (or such other address as may be hereafter furnished to the Contract Seller, the Insurer, the Indenture Trustee and the Purchaser by the Servicer in writing), with copies to Howard Bluver, Esq., GreenPoint Bank, 90 Park Avenue, New York, New York 10016, (b) in the case of the Purchaser, c/o GreenPoint Credit, LLC, 10089 Willow Creek Road, San Diego, California 92131, Attention: Manager, Investor Servicing or such other address as the Purchaser may hereafter furnish to the Contract Seller, the Insurer, the Indenture Trustee and the Servicer; (c) in the case of the Insurer, [___] Insurance Corporation, [__________________________] or such other address as the Insurer may hereafter furnish to the Contract Seller, the Indenture Trustee, the Purchaser and the Servicer, (d) in the case of the Rating Agencies, (i) Moody's Investors Service, Inc., Manufactured Housing Monitoring Department, 99 Church Street, New York, New York 10007 and (ii) S&P, 55 Water Street, New York, New York 10041, (e) in the case of the Auction Agent, [__________________], [ and (f) in the case of the Market Agent, Salomon Smith Barney Inc., 388 Greenwich Street, New York, New York 10013, Attention: General Counsel], and Notices to Noteholders shall be deemed given when mailed, first class postage prepaid, to their respective addresses appearing in the Note Register.

Section 9.06 Severability of Provisions.
             --------------------------

     If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Notes or the rights of the Holders thereof.

Section 9.07 Assignment.
             ----------

     Notwithstanding anything to the contrary contained herein, except as provided pursuant to Sections 6.04 and 6.06, this Agreement may not be assigned by the Servicer without the prior written consent of the Purchaser, the Indenture Trustee and the Contract Seller.

Section 9.08 Inspection and Audit Rights.
             ---------------------------

     The Servicer agrees that, on reasonable prior notice, it will permit any representative of the Contract Seller or the Indenture Trustee during the Servicer's normal business hours, to examine all the books of account, records, reports and other papers of the Servicer relating to the Contracts, to make copies and extracts therefrom, to cause such books to be audited by independent certified public accountants selected by the Contract Seller or the Indenture Trustee and to discuss its affairs, finances and accounts relating to the Contracts with its officers, employees and independent public accountants (and by this provision the Servicer hereby authorizes such accountants to discuss with such representative such affairs, finances and accounts), all at such reasonable times and as often as may be reasonably requested. Any out-of-pocket expense incident to the exercise by the Contract Seller or the Indenture Trustee of any right under this Section 9.08 shall be borne by the party requesting such inspection; all other such expenses shall be borne by the Servicer.

Section 9.09 Third Party Beneficiary
             -----------------------

Each of the Insurer and the Indenture Trustee shall be a third party beneficiary of this Agreement. The Insurer and the Indenture Trustee shall be entitled to
(i) bring a claim against the Contract Seller for its failure to perform its obligations under this Agreement, (ii) proceed against the Servicer in accordance with the provisions of Section 4.11, (iii) bring a claim against the Servicer for any failure by the Servicer to make Monthly Advances as required under Section 5.01, (iv) make any request in accordance with Section 5.05, (v) act upon any rights granted in Section 9.08 or (vi) make any deposit or other payment required under this Agreement.

     IN WITNESS WHEREOF, GreenPoint and the Purchaser have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

                                         GREENPOINT ASSET LLC,
                                         as the Purchaser

                                         By:_____________________________
                                             Name:
                                             Title:


                                         GREENPOINT CREDIT, LLC,
                                         as Contract Seller and Servicer

                                         By:_____________________________
                                             Name:  Charles O. Ryan
                                             Title: Vice President

STATE OF CALIFORNIA       )
                          ) ss.
COUNTY OF SAN DIEGO       )


     On March [ ], 2000 before me, _________________, Notary Public, personally appeared Charles O. Ryan, proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

     WITNESS my hand and official seal.

                                        ___________________
                                        Notary Public

                                        My Commission expires_________________

[Notarial Seal]

STATE OF CALIFORNIA       )
                          ) ss.
COUNTY OF SAN DIEGO       )

     On March [ ], 2000 before me, _________________, Notary Public, personally appeared Charles O. Ryan, proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

         WITNESS my hand and official seal.

                                        ______________________
                                        Notary Public

                                        My Commission expires________________

[Notarial Seal]